                                                                   EXHIBIT 10(n)

                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                              D. J. CHRISTIE, INC.,
                                  AS PURCHASER

                                       AND

                             MALAN MIDWEST, L.L.C.,
                                    AS SELLER

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                                     TABLE OF CONTENTS

                                                                                    Page No.
1.  Purchase Price...........................................................         2
2.  Transfer of Premises; Loan Assumption....................................         2
3.  Title Insurance..........................................................         3
4.  Default..................................................................         4
5.  Closing Date.............................................................         4
6.  Representations and Warranties...........................................         4
7.  Buyer's Conditions to Closing............................................         8
8.  Delivery of Documents....................................................         9
9.  Closing Procedure and Closing Costs......................................        12
10. Condemnation and Casualty................................................        13
11. As is" Sale..............................................................        13
12. Notices..................................................................        14
13. Adjustments and Prorations...............................................        15
14. Leasing Costs, Management Fees and Employees.............................        17
15. Brokers..................................................................        17
16. Time of the Essence......................................................        18
17. Successors and Assigns...................................................        18
18. Legal Costs..............................................................        18
19. Construction.............................................................        18
20. Facsimile................................................................        18
21. Entire Agreement.........................................................        18
22. Choice of Laws...........................................................        18
23. Counterparts.............................................................        19
24. Partial Enforceability...................................................        19

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made as of this 10th day of December, 2003, by and between MALAN MIDWEST, L.L.C., a Michigan limited liability company ("Seller") and D. J. CHRISTIE, INC., a Texas corporation, and/or its assigns ("Buyer").

                                    RECITALS

         WHEREAS, the Seller owns the fee simple interest in (a) thirteen properties consisting of developed commercial real estate located in the following municipalities:

                     i.       Benton Harbor, Michigan;
                     ii.      Champaign, Illinois;
                     iii.     Chanute, Kansas;
                     iv.      Crawfordsville, Indiana;
                     v.       Decatur, Illinois;
                     vi.      Decatur, Indiana;
                     vii.     El Dorado, Kansas;
                     viii.    Huntington, Indiana;
                     ix.      Jacksonville, Illinois;
                     x.       Little Falls, Minnesota;
                     xi.      Ontario, Ohio;
                     xii.     Owosso, Michigan; and
                     xiii.    Sturgis, Michigan;

all of which are more particularly described on Exhibit A attached hereto and incorporated herein (collectively "Land"): (b) buildings and improvements situated in, on and/or below the Land (collectively, "Buildings"); (c) all rights, title and interest of Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining the land to the center line thereof; (d) the appurtenances and all the estate and rights of Seller in and to the Land and Buildings both tangible and intangible; and (e) all Seller's right, title and interest in and to the fixtures, equipment and improvements attached or appurtenant to the Land and Buildings, including, but not limited to all heating, lighting, air conditioning, ventilating, plumbing, electrical or other mechanical equipment and personal property (collectively, "Personal Property"); (f) all Seller's right title and interest in and to all leases, tenancies and rental or occupancy agreements, and reciprocal easement agreements granting possessory rights in, or on or covering the Land or Buildings, together with all modifications, extensions, amendments and guarantees thereof to the extent set forth in Exhibit B attached hereto, together with all other leases as may be made prior to Closing (defined below) and permitted herein (collectively, "Leases"), and (g) all assignable Contracts (as hereinafter defined) which Buyer elects to assume as provided in Section 13(I) hereof, and all assignable service agreements, operating agreements and warranties respecting the Land, Building and/or Personal Property ("Warranties"). The items referred to in subparagraphs
(a)-(f) are collectively referred to as the "Premises"; and

         WHEREAS, the Seller desires to sell and the Buyer desires to purchase the Premises on the terms and conditions set forth herein.

         NOW THEREFORE, the parties hereto in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, agree as follows:

         1.       PURCHASE PRICE.

                  Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Premises at the price (the "Purchase Price") equal to (a) Twenty-Nine Million Dollars ($29,000,000.00), less (b) the amount of any loan assumption fee charged by Lender (hereinafter defined) (which amount shall not exceed one percent (1%) of the outstanding principal balance of the Loans (hereinafter defined)) (the "Loan Assumption Fee") in aggregate. The Purchase Price shall be paid in full at the time of Closing. Buyer will deposit with Commonwealth Land Title Insurance Company, National Commercial Services Office, Troy, Michigan, as escrowee ("Escrowee"), the sum of One Hundred Thousand Dollars ($100,000.00) ("Earnest Money") within three (3) business days after Buyer's receipt of a fully executed original of this Agreement by both parties, which amount will be refundable as provided herein, including pursuant to
Section 7(c) herein. Within three (3) business days after completion of the Due Diligence Period (defined below), Buyer shall deposit an additional Fifty Thousand Dollars ($50,000.00) in escrow, as additional Earnest Money hereunder, or Seller shall have the option to terminate this Agreement. Thereafter, the total One Hundred Fifty Thousand Dollars ($150,000.00) Earnest Money will become non-refundable, except as set forth herein to the contrary, and said sum is for the benefit of Buyer to be applied to the Purchase Price or credited to Buyer when this transaction is consummated. The Earnest Money shall be deposited in a government insured interest bearing account with all interest accruing to the Buyer, so long as the Buyer does not default hereunder, using joint order escrow instructions attached hereto as Exhibit H.

         2.       TRANSFER OF PREMISES; LOAN ASSUMPTION.

         A. Seller agrees to convey to Buyer fee simple interest in the Land and Buildings by recordable Special Warranty Deeds (the "Deeds") substantially in the form attached hereto as Exhibit I. Personal Property shall be transferred by Bills of Sale with special warranty, but without warranty of quality, fitness or merchantability (the "Bills of Sale") substantially in the form attached hereto as Exhibit J. Seller's interest as Landlord under the Leases, Contracts (hereafter defined) and Warranties will be conveyed by Assignments and Assumption Agreements ("Assignments") substantially in the form attached hereto as Exhibit K. The Deeds will be subject only to: (i) general taxes for the year 2003 or the year of closing and subsequent years which are not yet due and payable; (ii) acts done or suffered by Buyer and (iii) the Permitted Exceptions (hereinafter defined). The Deeds, Assignments and Bills of Sale are collectively referred to herein as the "Conveyance Documents."

         B. Seller and Buyer acknowledge and agree that the Premises are all encumbered by mortgages to Wells Fargo Bank, as the successor to Broomfield Acceptance Company, L.L.C. ("Lender") which secure two promissory notes delivered from Seller to Lender (the "Loans"). Seller represents that the current principal amount outstanding to Lender is approximately Nineteen Million Nine Hundred Twenty One Thousand One Hundred Forty Two and 91/100
($19,921,142.91), which amount is the total of Seventeen Million Sixteen Thousand One Hundred Sixty Eight and 99/100 Dollars ($17,016,168.99) owed pursuant to the original note and

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Two Million Nine Hundred Four Thousand Nine Hundred Seventy Three and 92/100
Dollars ($2,904,973.92) owed pursuant to a second note (collectively, the "Outstanding Indebtedness"). As a condition precedent to Closing, Seller, Buyer and Lender shall have entered into an assignment and assumption agreement in form and content reasonably acceptable to Seller, Buyer and the parties to the financing, pursuant to which Buyer shall assume the Outstanding Indebtedness and all obligations of Seller under the Broomfield Portfolio Loan financing documents described in Exhibit K attached hereto (the "Loan Assumption"). Seller agrees to authorize Lender to allow Buyer full access to all loan information, and Seller hereby authorizes Buyer to meet with the Lender to negotiate the Loan Assumption, provided that the terms of said Loan Assumption are consistent herewith. Buyer and Seller shall negotiate reasonably and in good faith with respect to any documents related to the Loan Assumption, which shall contain a full release of Seller of all obligations related to the Outstanding Indebtedness, including without limitation a release of Malan Realty Investors, Inc. from any guaranty of the Outstanding Indebtedness. Buyer agrees that it will pay all fees and expenses charged by Lender in conjunction with the Loan Assumption (including without limitation Lender's legal fees and expenses). In the event that Lender does not approve the Loan Assumption by Buyer on terms which are reasonably acceptable to Buyer, either Buyer or Seller may terminate this Agreement, and Buyer shall be entitled to the return of all Earnest Money.

         3.       TITLE INSURANCE.

                  Within thirty (30) days, or as soon thereafter as is reasonably possible after the execution of this Agreement, Seller, at Seller's sole expense, shall deliver or cause to be delivered to Buyer or Buyer's Agent, existing surveys of all properties comprising the Premises together with current title insurance commitments in favor of Buyer (ALTA Form B or comparable form acceptable to Buyer) ("Title Commitments(s)") and copies of all exception documents described therein, issued by Commonwealth Land Title Insurance Company (the "Title Company"), covering the date hereof, showing good and marketable title to the Land and Buildings vested in Seller subject only to the matters described in the Title Commitments. Seller shall within twenty (20) days or as soon thereafter as reasonably possible deliver to Buyer its most current ALTA/ACSM surveys of the Premises. Buyer shall be responsible for any further updates to the surveys and certifications of the surveys to Buyer and Lender, at Buyer's sole cost and expense. Within twenty-five (25) days after the later of
(a) receipt of the Title Commitments and the existing surveys from Seller or (b) the date of this Agreement, Buyer shall notify Seller of any defects in title or other objections to matters disclosed in the Title Commitment or Survey, provided however, in the event any new survey reveals matters not previously disclosed in the existing surveys, then Buyer shall have ten (10) days after receipt of the new survey to notify Seller of said objections or defects. Upon receipt of Buyer's notice of defects or objections in title and/or survey Seller shall have until closing within which to cure such defects and to furnish an updated Title Commitment or pro forma title policy showing such defects cured or removed (with any matters insured over being disclosed to Buyer). If such defects in title-cannot be cured on or before Closing, after using due diligence and good faith, reasonable efforts by Seller, Buyer, at Buyer's election, may
(i) terminate this Agreement, or (ii) take the title as it then exists (with the right to deduct from the Purchase Price liens or encumbrances of a definite or ascertainable amount other than liens related to the Outstanding Indebtedness). Any Title objections or exceptions that are raised by Buyer that are monetary in nature and are susceptible to being cured by the payment of monies or by bonding over shall be cured by Seller at or prior to Closing, other than the Outstanding Indebtedness. To the extent that the Company agrees to issue a title policy to Buyer without reference to such exception, such item shall be deemed cured for purposes hereof. If this Agreement shall be terminated during the Due Diligence Period (hereinafter defined), the Earnest Money shall be returned to Buyer. Any title or survey matter to which Buyer does not timely object, or if Buyer waives its objections to such matters, shall be deemed a "Permitted Exception" and Buyer shall take title subject to all Permitted Exceptions. Immediately prior to closing, the Title Company shall issue to Buyer an updated title commitment or a pro-forma title policy which shall reflect all Permitted Exceptions.

         Seller, at its sole cost and expense, shall cause to be delivered to Buyer or Buyer's Agent, final owner's title insurance policies acceptable to Buyer with normal and customary endorsements for each property conveyed, issued by the Title Company, in the amount of the Purchase Price (as allocated by property as acceptable to Buyer) dated as of recording of the deeds. Such policies of title insurance shall indicate that clear and merchantable title, as defined in Sections 2 and 3 above, has been transferred to Buyer. Notwithstanding the foregoing, all costs related to extended coverage or any endorsements to such policies shall be borne by Buyer.

         4.       DEFAULT.

                  If Seller defaults hereunder and fails to cure said default within thirty (30) days after receipt of written notice hereof from Buyer (or within two (2) business days after receipt of written notice, if such default relates to the obligation to close on the Closing Date), Buyer may, at Buyer's option, either (a) terminate this Agreement, and receive a return of the Earnest Money and any interest accruing thereon or (b) sue Seller for specific performance and enforce the terms of this Contract, which Buyer agrees shall be its sole and exclusive remedies in the event of Seller's default hereunder. If Buyer defaults hereunder and fails to cure said default within thirty (30) days after receipt of written notice thereof from Seller (or within two (2) business days after receipt of written notice, if such default relates to the obligation to close on the Closing Date), then the Earnest Money shall be forfeited as liquidated damages as Seller's sole legal and equitable remedy, it being agreed by the parties hereto that damages would be difficult if not impossible to ascertain. In the event either party hires an attorney in connection with enforcing its rights and remedies or in defending a claim by the other party in a legal proceeding or otherwise, the non-prevailing party shall pay the reasonable attorney's fees and expenses incurred by the prevailing party.

         5.       CLOSING DATE.

                  The date of Closing, unless otherwise agreed by the parties, shall occur on or before February 16, 2004 ("Closing Date"), at such location and time as is mutually agreed upon by Seller and Buyer; provided, however, that either Purchaser or Seller may, by written notice to the other, extend the Closing Date for up to sixty (60) days if reasonably necessary to facilitate the Loan Assumption.

         6.       REPRESENTATIONS AND WARRANTIES.

         A.       Seller covenants, warrants and represents to Buyer that:

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                           (i)      Seller has the power and authority to own
                                    each of the properties comprising the
                                    Premises and conduct its business in the place where said properties are now owned or such business is conducted, and has the necessary power and authority to enter into this Agreement and to consummate the transaction contemplated hereby.

                           (ii) This Agreement has been duly executed on behalf of Seller by individuals with authority and capacity to do so and constitutes the valid, legally binding obligation of Seller.

                           (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not conflict with, or result in breach of, or constitute a default under any contract, instrument or obligation to which Seller is a party or is bound, or to which the Premises being sold hereunder is subject, nor, to Seller's Actual Knowledge, will this Agreement violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                           (iv) To Seller's Actual Knowledge, neither Seller nor its agents have received any written or oral notification of any violations of any statute, by-law, ordinance, rule or regulation of any governmental authority having jurisdiction arising from the current ownership, occupancy or use of the Premises.

                           (v) Seller has no Actual Knowledge of any proposal pending before any governmental agency to change the current zoning of the Premises.

                           (vi) To Seller's Actual Knowledge, and with the exception of items set forth in the Title Commitments, there are no encumbrances, liens, claims, causes of action, lawsuits or legal proceedings pending or threatened regarding the ownership, use or possession of the Premises, including any proposed reassessments pending with respect to taxes or proposed special assessments.

                           (vii) To Seller's Actual Knowledge, there are no contracts or agreements affecting the operation of the Land or the Buildings (including management, maintenance, service, supply, consulting, advertising, promotion, public relations and construction contracts, guarantees and warranties) which will survive Closing and be binding upon Buyer except as disclosed in Exhibit C attached hereto and accepted by Buyer pursuant to
                                    Section 13(I) hereof (the "Contracts") and to Seller's Actual Knowledge, no party is in default under any such Contracts.

                           (viii) To Seller's Actual Knowledge, except as shown on the rent roll attached hereto as Exhibit D or the Title Commitments, there are no persons in possession or occupancy of the Land or Buildings, or any part thereof, nor are there any persons who have possessory rights with respect to the Land or Buildings or any part thereof.

                           (ix) To Seller's Actual Knowledge, except as disclosed in the Environmental Site Assessments described in Exhibit E attached hereto and made part hereof, during the period of time that Seller has owned the Premises, (1) Seller has not conducted or authorized the generation, transportation, storage, treatment or disposal at or from the Premises of any Hazardous Substances (as defined in Section 11) in violation of any applicable Environmental Laws (also as defined in Section 11), and (2) Seller has not received any written notice of, any generation, transportation, storage, treatment or disposal at or from the Premises of any Hazardous Substance in violation of any applicable Environmental Laws. Seller agrees to disclose to Buyer any new environmental information affecting the properties discovered between the effective date of this Agreement and the date of Closing.

                           (x) After execution of this Agreement, Seller shall not agree to, negotiate, consent to or enter into any new leases, lease amendments or modifications or renewals of existing leases encumbering the Premises (or terminate any leases without notifying Buyer) without the consent of the Buyer, which consent will not be unreasonably delayed, conditioned or withheld. Prior to taking such action, Seller shall deliver to Buyer for its review, a copy of the proposed lease, modification, amendment, renewal, or termination together with detailed economic information regarding any broker's commissions, tenant allowances, build out costs and tenant financial information. Buyer shall have five (5) business days to notify Seller of its objections to the proposed lease terms, with silence being deemed acceptance. Prior to the expiration of the Due Diligence Period, Buyer's approval of any new lease, modifications, renewals, etc. may be given or withheld at Buyer's reasonable discretion. After the end of the Due Diligence Period, Buyer's approval to any new lease, modifications, renewals, etc. may be given or withheld at Buyer's sole discretion. The costs for any new leases, modifications or renewals of existing leases entered into during the term of this Agreement, including without limitation, broker's commissions, tenant allowances and build out costs will be amortized over the term of the applicable lease and prorated between the parties at Closing.

                           (xi) There is no current default, or condition, the notice of which and passage of time would constitute a default under the Loans.

                           (xii) Seller has not received from any third party a written notice of any structural defect, building code or other violations relating to all or any portion of the Premises, including condemnation proceedings for any portion of the Premises, and Seller is not a party to any action which pertains to alleged structural defects or building code or other violations relating to all or any portion of the Premises.

                           (xiii) Except as disclosed to Buyer, Seller has received no notices from tenants alleging a default by Seller, as landlord, or by any tenant under the Leases. Except as disclosed to Buyer, Seller has not notified any tenant of any alleged default under the Leases.

                           (xiv) After the execution of this Agreement, Seller agrees not to negotiate, consent to or enter into any modification of the Loans without Buyer's written consent, and Seller agrees to make all payments and provide all performance required to keep the Loans in good standing and free of default.

                           (xv) After the execution of this Agreement, Seller agrees to pay all bills and expenses of the Premises as and when the same shall be due and payable and to perform under all Contracts and Leases in accordance with the terms thereof, free from default.

                           (xvi) For the purpose of this Agreement, "Actual Knowledge" shall mean the actual knowledge of, without investigation or imputation, of Jeffrey D. Lewis, Kristin Smolinski and Michael Burns, whom Seller represents are the persons most likely to have such knowledge.

                           (xvii) All the representations and warranties of Seller contained in this paragraph 6 shall not merge into the Deeds and shall survive Closing for a period of nine (9) months.

         B.       Buyer covenants, warrants and represents to Seller that:

                           (i) Buyer has all necessary authority to enter into this Agreement and to consummate the transaction contemplated hereby.

                           (ii) This Agreement has been duly executed on behalf of Buyer by individuals with authority and capacity to do so and constitutes the valid, legally binding obligation of Buyer.

                           (iii) To Buyer's Actual Knowledge, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not conflict, or result in breach of, or constitute a default under any contract, instrument, or obligation to which Buyer is a party or is bound, nor will this Agreement violate

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

                                    any order, writ, injunction, or decree of any court, administrative agency or governmental body.

         7.       BUYER'S CONDITIONS TO CLOSING.

         A. Buyer shall have from the date of this Agreement through and including January 31, 2004, (the "Due Diligence Period") to perform its due diligence inspections and to conduct such investigations and tests as it may determine advisable, including, but not limited to:

                           (i) reviewing existing soil tests, engineering studies, environmental studies, surveys, permits, title policies, rent rolls, operating statements and performing at its expense market studies, investment evaluations, new soil tests, engineering, or environmental studies that it deems necessary;

                           (ii) reviewing all lease documents of current tenants, ground leases and reciprocal easement agreements;

                           (iii) performing at its expense structural inspections and mechanical inspections of all appropriate devices, including RTU's and roof inspections;

                           (iv) reviewing governmental requirements relating to special assessments, entitlements, zoning, stormwater management issues, and parking requirements, current and proposed;

                           (v) communicating with tenants and public officials regarding the Premises; and

                           (vi) communicating with Lender (hereinafter defined) regarding the Loan (hereafter defined) and Buyer's assumption thereof.

         B.       In the conduct of its due diligence, Buyer agrees as follows:

                           (i) Such tests, inspections and investigations on the Premises shall take place during normal business hours upon reasonable notice to Seller or its designated agents and Seller's consent (which will not be unreasonably withheld, delayed or conditioned) shall be required prior to the performance of any drilling, boring or other invasive testing or procedures;

                           (ii) Except as may be required by Buyer to complete its due diligence during the Due Diligence Period, all information set forth in the documents to be reviewed hereunder by Buyer, its employees and agents, attorneys, brokers and lenders shall be held in strict confidence until Closing and thereafter in the event that Closing does not occur;

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

                           (iii) In the event the Closing does not occur, Buyer shall promptly return to Seller any documents obtained from Seller or Seller's agents, and any documents obtained from third parties which relate in any way to the Premises;

                           (iv) Buyer shall not suffer or permit any lien, claim or charge of any kind whatsoever to attach to the Premises or any part thereof;

                           (v) Such tests, investigations and studies shall be at Buyer's sole cost and expense and shall not unreasonably interfere with the operation of the Premises. In the event of any damage to the Premises caused by Buyer, its agents, engineers, employees, contractors or surveyors (including, without limitation, pavement, landscaping and surface damage), Buyer shall pay the cost incurred by Seller to restore the Premises to the condition existing prior to the performance of such tests, investigations or studies; and

                           (vi) Buyer shall defend, indemnify and hold Seller harmless from any and all liability, cost and expense (including without limitation, reasonable attorneys' fees, court costs and costs of appeal) suffered or incurred by Seller for injury to persons or property caused by Buyer's investigations, tests, studies and inspections of the Premises, unless caused by the negligence or intentional misconduct of Seller or any Tenants.

         C. In the sole discretion and at the sole election of Buyer, Buyer may, during the Due Diligence Period, terminate this Agreement. If Buyer notifies Seller, in writing, on or before 5:00 p.m. (Detroit time) on or before last day of the Due Diligence Period of Buyer's election to terminate this Agreement, this Agreement shall terminate, the Earnest Money and all interest earned thereon shall be delivered to Buyer within two (2) business days, Buyer shall promptly deliver to Seller all copies of documents, studies and reports obtained by Buyer in connection with its Due Diligence, and the parties hereto shall have no further obligations hereunder (except for obligations which are expressly intended to survive termination of this Agreement). If Buyer fails to notify Seller, in writing, on or before 5:00 p.m. (Detroit time) on the aforesaid date of Buyer's election to terminate this Agreement, Buyer's right to terminate this Agreement under this Section shall expire, Buyer shall be obligated to post the additional $50,000 in Earnest Money (described in Section 1 hereof), and Buyer's Earnest Money shall become non-refundable, except as specifically and otherwise set forth herein.

         8.       DELIVERY OF DOCUMENTS.

         A. To the extent not already delivered to Buyer, together with its execution of this Agreement, Seller shall deliver to Buyer the documents listed below (except to the extent such documents are only available on microfiche, in which case Seller shall make such documents available to Buyer for review), to the extent that they are in the possession or control of Seller, its agents, consultants or management companies:

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

                           (i) The most recent real estate and personal property tax bills, relating to the Premises.

                           (ii) All surveys, certificates of occupancy, certificates or other evidence of compliance with applicable law, engineering data, floor plans, "as built" or working drawings, site plans, construction plans, specifications, structural, roof and parking lot reports, deferred maintenance information and title policies relating to the Premises (plans may be delivered in microfiche form).

                           (iii) The Leases and commission agreements, schedule of commissions due together with the most current Rent Roll for the Premises, tenant aging/delinquency report, tenant improvements made during the last three years, and security deposit schedule. The security deposit schedule shall include itemizations of deposits required under the leases and the current status of said deposits.

                           (iv) The contracts, licenses and reciprocal easements agreements affecting the Premises.

                           (v) All material audits, reports, test results, notifications and correspondence relating to the environmental condition or operation of the Premises, including copies of existing Environmental Site Assessments.

                           (vi) Financial statements for the past three years, including but not limited to Tax, CAM and Insurance charges and operating statements.

                           (vii) Tenant ledgers showing tenant payment histories for calendar years 2002 and 2003 (to date).

         B. During the Due Diligence Period, Seller shall make commercially reasonable efforts to deliver to Buyer estoppel certificates from tenants occupying at least eighty-five percent (85%) of the gross leasable space at each property comprising the Premises ("Tenant Estoppels"). The Tenant Estoppels shall be in the form attached hereto as Exhibit G. or in the form set forth in the relevant lease, or in other form reasonably acceptable to Buyer. In the event that Seller is unable to procure necessary estoppels from tenants in order to meet the foregoing requirements, Buyer, at its option, may (i) terminate this Agreement and receive a refund of its Earnest Money; or (ii) require Seller, as landlord, for any such tenant, to deliver an estoppel certificate substantially in the form attached hereto as Exhibit G on such tenant's behalf ("Landlord Estoppel"), which said representations and covenants contained in any Landlord Estoppel shall survive Closing for a period of nine
(9) months. Notwithstanding the foregoing, Seller agrees to deliver a Landlord Estoppel for any tenant who does not provide a Tenant Estoppel.

         C. On or before the Closing Date, Seller shall deliver drafts of the following documents (the "Closing Documents") to Buyer for Buyers review and on or before Closing

Date Seller shall deliver said Closing Documents, in form and substance reasonably acceptable to Buyer all duly executed, where appropriate, each of which shall be a condition precedent to Buyer's obligation to close the transaction contemplated by this Agreement (and one or more of which may be waived in writing by the Buyer on or prior to the Closing Date):

                           (i)      The Conveyance Documents executed by Seller;

                           (ii) Tenant Estoppels and any Landlord Estoppels, to the extent required by (B) above;

                           (iii) Documents to effectuate the Loan Assumption, executed by Seller;

                           (iv) To the extent required by the Title Company or reasonably required by Buyer, title affidavits in customary form executed by Seller;

                           (v) Seller's counterpart of a Closing and proration statement, executed by Seller;

                           (vi) A certification of nonforeign status satisfying Section 1445 of the Internal Revenue Code of 1986, as amended, executed by Seller;

                           (vii) Executed counterparts of real estate transfer declarations, disclosures or forms executed on behalf of Seller;

                           (viii) Evidence of Seller's existence and authority to perform its obligations under this Agreement, in form and substance reasonably satisfactory to Buyer and Title Company;

                           (ix) If a New York Style Closing is used, (a) a gap undertaking, executed by Seller, and (b) the Title Commitments together with GAP Endorsements hand-marked, initialed and dated as of the Closing Date so as to be the equivalent of the Title Policy (or a pro forma title policy) subject only to the Permitted Exceptions (the "Title Policy");

                           (x) At Closing, all keys and access cards to, and combinations to locks and other security devices located at, the Premises, if applicable;

                           (xi) All of the original Leases, Contracts and Licenses in possession of Seller, and originals of all other materials delivered pursuant to Section 8(a) above, where available, together with (a) letters from Seller advising the tenants under the Leases of the assignment of their respective Leases to Buyer and the manner in which rent is to be paid subsequent to Closing; (b) evidence of termination of Contracts designated by Buyer, if applicable; and (c) a current Rent Roll.

                           (xii) Such other documents, instruments, consents or agreements as may be reasonably requested by the Title Company or the escrow agent, in order to issue the Title Policy, in the form and with the endorsements required by this Agreement, and to otherwise consummate the Closing.

         D. On the Closing Date, Buyer shall deliver the following to Seller, in form and substance reasonably acceptable to Seller, all duly executed where appropriate, each of which shall be a condition precedent to Seller's obligation to close the transaction contemplated by this Agreement:

                           (i) Executed counterparts of the real estate transfer declarations described above;

                           (ii) Counterparts of the Assignments executed by Buyer;

                           (iii) Documents to effectuate the Loan Assumption, executed by Buyer;

                           (iv) Counterparts of the Closing and proration statement, executed by Buyer;

                           (v) A certified copy of the resolutions or consent of Buyer authorizing the transaction contemplated by this Agreement or other satisfactory evidence of authorization;

                           (vi) The Purchase Price, plus or minus prorations and adjustments; and

                           (vii) Such other documents, instruments or agreements as may be reasonably requested by
                                    (a) Seller, in order to consummate this
                                    Agreement or (b) Title Company or the escrow agent, in order to issue the Title Policy free of any exceptions raised due to the actions of Buyer, and to otherwise consummate the Closing.

         9.       CLOSING PROCEDURE AND CLOSING COSTS.

                  The sale shall be closed at the office of the Title Company, using its usual form of special warranty deed, money escrow, and Closing procedure. Seller shall pay (a) the costs of recording, (b) Seller's attorneys' fees, (c) one-half of all title company escrow and Closing fees, if any, (d) one-half of related stamp tax, sales tax, documentary transfer tax or other tax imposed on the transfer of the Premises, and (e) the costs of the Title Commitments and the Title Policies (but not the cost of extended coverage on any endorsements). Buyer shall pay: (i) Buyer's attorneys' fees (including, without limitation, those attorneys' fees incurred by Buyer which relate to the Loan Assumption), (ii) the Premises' due diligence expenses, including the costs of any updated surveys or environmental site assessments, (iii) one-half of all Title Company escrow and Closing fees, if any, (iv) one-half of related stamp tax, documentary transfer tax or other tax imposed on the Premises, (v) costs related to extended coverage on endorsements to any Title Policy, and (vi) all fees and expenses charged by Lender in connection with the Loan Assumption.

         10.      CONDEMNATION AND CASUALTY.

         A. In the event that proceedings to condemn any of the properties constituting the Premises herein described or any material portions thereof are legally commenced on or before the date herein set for Closing or such adjourned dates as may be mutually agreed upon or to which either party may be entitled, Buyer at any time after commencement of such proceedings, but not later than ten
(10) days after receipt or notification thereof from the Seller, may exclude the affected property from this Agreement and in said event, the purchase price shall be reduced by the value of the excluded property as set forth in Exhibit
E. In the event that Buyer does not elect to exclude the affected property from this Agreement, Buyer shall be entitled to all awards for damages of any kind and nature resulting from such proceedings.

         B. The risk of loss or damage to the Premises by fire or otherwise until the delivery of the deed upon Closing is assumed by the Seller. In the event of loss or damage to the any of the properties constituting the Premises, Buyer shall have the option to exclude the affected property from this Agreement and in said event, the Purchase Price shall be reduced accordingly. If Buyer does not elect to exclude the affected property, Seller shall assign to Buyer, at the Closing, any and all claims under any then existing fire and casualty insurance policies and Buyer shall take title to the Premises with the assignment of any such claim or claims and subject to such damage or destruction, and, in addition, will receive a proration credit upon Closing in the amount of any insurance deductible.

         11.      AS IS" SALE

         EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH HEREIN, AND THE DOCUMENTS DELIVERED BY SELLER UNDER THIS AGREEMENT, BUYER ACKNOWLEDGES AND AGREES THAT IT WILL BE PURCHASING THE PREMISES BASED SOLELY UPON ITS INSPECTIONS AND INVESTIGATIONS OF THE PREMISES, AND THAT BUYER WILL BE PURCHASING THE PREMISES "AS IS" AND "WITH ALL FAULTS", BASED UPON THE CONDITION OF THE PREMISES AS OF THE DATE OF THIS AGREEMENT, ORDINARY WEAR AND TEAR AND LOSS BY FIRE OR OTHER CASUALTY OR CONDEMNATION EXCEPTED AND THAT SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PREMISES. WITHOUT LIMITING THE FOREGOING, BUYER ACKNOWLEDGES THAT, EXCEPT AS MAY OTHERWISE BE SPECIFICALLY SET FORTH ELSEWHERE IN THIS AGREEMENT, NEITHER SELLER NOR ITS CONSULTANTS, BROKERS OR AGENTS HAVE MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND UPON WHICH BUYER IS RELYING AS TO ANY MATTERS CONCERNING THE PREMISES, INCLUDING, BUT NOT LIMITED TO: (I) THE CONDITION OF THE LAND OR ANY IMPROVEMENTS COMPRISING THE PREMISES; (II) THE EXISTENCE OR NON-EXISTENCE OF ANY POLLUTANT, TOXIC WASTE AND/OR ANY HAZARDOUS MATERIALS OR SUBSTANCES; (III) ECONOMIC PROJECTIONS OR MARKET STUDIES CONCERNING THE PREMISES, OR THE INCOME TO BE DERIVED FROM THE PREMISES; (IV) ANY DEVELOPMENT RIGHTS, TAXES, BONDS, COVENANTS, CONDITIONS AND

 RESTRICTIONS AFFECTING THE PREMISES; (V) THE NATURE AND EXTENT OF ANY RIGHT OF WAY, LEASE, LIEN ENCUMBRANCE, LICENSE, RESERVATION OR OTHER TITLE MATTER; (VI) WATER OR WATER RIGHTS, TOPOGRAPHY, GEOLOGY, DRAINAGE, SOIL OR SUBSOIL OF THE PREMISES; (VII) THE UTILITIES SERVING THE PREMISES; (VIII) THE SUITABILITY OF THE PREMISES FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY ELECT TO CONDUCT THEREON; OR (IX) THE COMPLIANCE OF THE PREMISES WITH ANY ZONING, ENVIRONMENTAL, BUILDING OR OTHER LAWS, RULES OR REGULATIONS AFFECTING THE PREMISES. SELLER MAKES NO REPRESENTATION OR WARRANTY THAT THE PREMISES COMPLIES WITH THE AMERICANS WITH DISABILITIES ACT OR ANY FIRE CODE OR BUILDING CODE. As used herein, the term "Hazardous Materials or Substances" means (i) hazardous wastes, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined as "Hazardous wastes," "hazardous substances," "toxic substances," "pollutants," "contaminants," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Clean Water Act, 33 U.S.C. Section 1251; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters (collectively, "Environmental Laws"); and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any Environmental Law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and (E) asbestos. The provisions of this Section 11 shall survive the Closing Date.

Buyer's Initials /s/ [ILLEGIBLE]
                 ---------------

         12.      NOTICES.

                  All notices and demands herein required shall be in writing. Notices shall be deemed delivered when actually received if personally delivered; upon actual receipt if sent by facsimile; after one business day after delivery by a nationally recognized overnight delivery service which provides a receipt of service; or after three business days after deposit with the United States Postal Service, certified mail, return receipt requested as follows:

                  Seller:   Malan Midwest, L.L.C.
                            c/o Malan Realty Investors, Inc.
                            30200 Telegraph Road, Suite 105
                            Bingham Farms, MI 48025
                            Attn: Jeffrey Lewis
                            Phone: (248)644-7110
                            Fax: (248)644-7880

                  Copy to:  Elizabeth L. Corey, Esq.
                            Foley & Lardner
                            321 North Clark Street, Suite 2800
                            Chicago, IL 60610
                            Phone: (312)832-4585
                            Fax: (312)832-4700

                  Buyer:    D. J. Christie, Inc.
                            10777 Barnley Street, Suite 120
                            Overland Park, Kansas 66511
                            Attn: David J. Christie, President
                            Phone: (913)649-4500
                            Fax: (913)649-4546

                  Copy to:  Lisa M. Haines
                            Polsinelli Shalton & Welte, P.C.
                            700 West 47th Street, Suite 1000
                            Kansas City, Missouri 64112
                            Phone: (816)753-1000
                            Fax: (816)753-1536

         13.      ADJUSTMENTS AND PRORATIONS.

                  Adjustments and prorations with respect to the Premises shall be computed and determined between the parties as of 12:01 a.m. on the Closing Date as follows:

         A. All real estate taxes and assessments, levied or assessed on or against the Premises shall be prorated on an accrual basis as of the Closing Date, it being the intent of the parties that neither party shall receive a windfall. At the Closing, Buyer shall receive a credit against the Purchase Price equal to all accrued and unpaid taxes and assessments attributable to a period through the Closing Date (including, without limitation, all taxes and assessments attributable to the year prior to the Closing but not payable until after the Closing and all taxes and assessments attributable to the year in which the Closing occurs but not payable until the following year), less deposits paid by tenants (to the extent transferred to Buyer). The credit for accrued taxes and assessments for which bills have not been issued as of the Closing Date shall be based on the then most recent taxes and assessments. Buyer agrees to reimburse Seller its pro rata share of taxes recovered from the tenants under the Leases relating to any period prior to the Closing Date, as and when Buyer actually collects such taxes from tenants, and Buyer agrees that it will use commercially reasonable efforts to collect such amounts. All taxes imposed due to a change of use of the Property after the Closing Date shall be paid by the Buyer. If any taxes which have been apportioned shall subsequently be reduced by abatement, the amount of such abatement, less the cost of obtaining the same and after deduction of sums payable to tenants under Leases or expired or terminated Leases, shall be equitably apportioned between the parties hereto.

         B. All rent, fees, charges, reimbursements, and other income and charges due under the Leases, and any and all other income, profits, or revenue arising out of the Premises ("Income") and received by the Seller on or before Closing shall be prorated as of the Closing

Date with Seller receiving all income accruing through and including the day of Closing. The parties agree to equitably and in good faith prorate and apportion all Income, including without limitation percentage rent and tax reimbursements that accrue prior to Closing but are not received by Seller as of the Closing Date with Buyer remitting Seller's share to Seller within five (5) business days of receipt. Provided, however, rent and other charges that are past due as of Closing shall not be prorated on the settlement statement and any such amounts collected by Buyer after Closing shall be first applied to amounts owed to Buyer at the time of receipt, and any excess shall be remitted to Seller for payment of such past due amounts which accrued prior to closing. Buyer shall not be required to take any action to collect past due Income from tenants on Seller's behalf, but if such amounts remain past due for sixty (60) days or more, Seller shall be entitled to pursue legal action against such tenants at Seller's sole cost and on Seller's behalf (and not as an agent of Buyer); provided Seller shall not be entitled to pursue any remedy which results in tenant termination or tenant eviction. Seller shall protect, indemnify, defend and hold Buyer harmless for, from and against any and all damages, losses, or liabilities arising out of claims and counterclaims pursued by such tenants in connection with the legal action by Seller. With respect to percentage rent, if a portion of the sales on which such percentage rent is based accrued prior to the Closing Date, then for each such tenant, the percentage rent paid by such tenant and collected by Buyer shall be prorated and adjusted when such percentage rent is received by Buyer.

         C. On the Closing Date, Seller will deliver to Buyer in cash, as a credit against the Purchase Price or as an adjustment to the prorations provided for elsewhere in this Section 13, as appropriate, an amount equal to all security deposits made by tenants occupying the Premises which were paid to Seller by such tenants and which have not been applied by Seller pursuant to the Leases, together with interest owing thereon pursuant to the applicable Lease, if any, and together with a listing of the tenants as to which such deposits and interest being held.

         D. All amounts payable, owing or incurred in connection with the Premises under the Contracts to be assumed by Buyer shall be prorated as of the Closing Date.

         E. All costs and expenses with respect to the Premises, to the extent Seller is required to pay such expenses pursuant to the Leases, (the "Expenses"), shall be equitably and in good faith prorated as of the Closing Date. Any Expenses which are prepaid as of the Closing Date shall be credited to Seller. Buyer shall be responsible to pay Expenses accruing subsequent to the Closing Date. Seller shall receive a credit at Closing to the extent Seller has incurred any expenses for insurance or for maintaining the common areas, if such expenses may be passes through to the tenants, but have not been reconciled; provided, however, that Seller must provide Buyer with reasonable documentation of such expenses, and management fees may be included only to the extent that they are out-of-pocket expenses paid by Seller to an unaffiliated third party. To the extent the Expenses can accurately be prorated on the Closing Date such Expenses shall be prorated at the Closing. To the extent such Expenses cannot accurately be prorated on the Closing Date (e.g., utility charges), such Expenses shall be prorated and adjusted by Buyer as of the Closing Date when the actual bills covering the period in which the closing Date occurs are received by Buyer. Seller shall pay its share of such Expenses promptly upon receipt of a statement from Buyer. Buyer shall have the right to offset Seller's share of such Expenses against any income due Seller.

         F. The Earnest Money shall be paid to Seller at Closing, and Buyer shall be entitled to a credit against the Purchase Price in the amount thereof.

         G. Seller shall receive a credit at Closing in the amount of all escrows and reserves being held by Lender pursuant to the Loans. Interest on the Loans shall be prorted at Closing. Seller shall be responsible for all payments on the Loans being timely made prior to the Closing Date.

         H. All other items which are customarily prorated in transactions similar to the transaction contemplated hereunder and which are not otherwise addressed in this Agreement, will be prorated as of the Closing Date. In the event any prorations or computations made under this Section 13 are based on estimates or prove to be incorrect, then either party shall be entitled to an adjustment to correct the same, provided that it makes written demand on the party from whom it is entitled to such adjustment within six (6) months after the end of the calendar year in which the Closing occurs. For purposes of calculating the prorations provided for in this Agreement, Buyer shall be deemed to be the owner of the Premises on the Closing Date.

         I. Buyer shall notify Seller as to which of the Contracts it desires to assume at Closing and which Contracts Buyer desires Seller to cancel on or prior to the Closing Date by giving Seller written notice thereof no later than the earlier of (a) the final day of the Due Diligence Period or (b) if any Contract which Buyer desires Seller to terminate, by its terms, requires a thirty-day notice period prior to termination, at least thirty-three (33) days prior to the Closing Date. For any Contract which Buyer requests Seller to terminate which requires a longer period than thirty-day's notice to terminate, Seller will send a notice of termination within a reasonable time following receipt of Buyer's request; however, Buyer shall be responsible for any termination fees or other costs related to such termination; and Buyer shall be assigned and shall assume said Contract at Closing.

         14.      LEASING COSTS, MANAGEMENT FEES AND EMPLOYEES.

                  Seller agrees to pay or discharge at or prior to Closing all leasing commissions (including renewals), costs for tenant improvements, legal fees and other costs and expenses (collectively, "Leasing Costs") with respect to Leases in force as of or prior to execution of this Agreement. On the Closing Date, Seller shall deliver evidence satisfactory to Buyer that, unless expressly assumed by Buyer in writing, that all current management or leasing agreements for the Premises have been terminated and that any managers and any brokers have been paid all commissions or fees due and payable, except as provided in Section 15 hereof. Buyer is not required to continue the employment of any employees of Seller or any property manager after the Closing Date. Seller shall satisfy all obligations to all employees, if any, employed by Seller or otherwise in the operation of the Premises and provide Buyer with evidence thereof satisfactory to Buyer on the Closing Date.

         15.      BROKERS.

                  It is agreed that any and all commissions are to be the sole responsibility of the Seller. Notwithstanding the aforesaid, each party represents and covenants to the other that it has not dealt with any agent or broker in connection with this transaction, except for CB Richard

Ellis and AW Glen, Inc. and agrees to indemnify and hold harmless the other from any and all loss, costs or expenses from any claim made for commission in contravention of the representations and covenants set forth in this paragraph.

         16.      TIME OF THE ESSENCE.

                  It is agreed by all parties that time is of the essence in respect to this Agreement and that failure of either Seller or Buyer to adhere to the time schedules as set forth herein shall constitute a default by that party to be treated in accordance with the terms as set forth in Section 4 above.

         17.      SUCCESSORS AND ASSIGNS.

                  This Agreement and all provisions hereof shall extend to, be obligatory upon and inure to the benefit of the respective heirs, legatees, successors and assigns of the parties hereto. As to each property comprising the Premises, Buyer shall have the right to assign its interest in this Agreement to one or more third parties (up to one assignee per property) upon written notice to Seller, provided Buyer shall remain liable for all obligations of Buyer hereunder.

         18.      LEGAL COSTS.

                  If either party institutes a legal action against the other relating to this Agreement or any default hereunder, the unsuccessful party to such action will reimburse the successful party for the reasonable expenses of prosecuting or defending such action, including without limitation reasonable attorneys' fees and disbursements and court costs. The obligations under this
Section 19 shall survive the termination of this Agreement.

         19.      CONSTRUCTION.

                  This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that the Agreement may have been prepared primarily by counsel for one of the parties, it being recognized that both Buyer and Seller have contributed substantially and materially to the preparation to this Agreement.

         20.      FACSIMILE.

                  A facsimile or photocopy signature of this Agreement, any amendment hereto or any notice delivered hereunder shall have the same legal effect as an original signature.

         21.      ENTIRE AGREEMENT.

                  This Agreement represents the entire agreement between the parties and shall not be amended, modified or changed except by written instrument executed by the party against whom such change is binding. The terms set forth in the Letter of Intent and Confidentiality Agreement heretofore entered into by the parties are merged into this Agreement and are thereby extinguished.

         22.      CHOICE OF LAWS.

                  This Agreement shall be governed by the laws of the State of Michigan.

         23.      COUNTERPARTS.

                  This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the same instrument.

         24.      PARTIAL ENFORCEABILITY.

                  If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be deemed invalid or unenforceable, the remainder of this Agreement and the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, Seller has executed and Buyer has executed this Agreement, all as of the date and year set forth below.

SELLER                                   BUYER:

MALAN MIDWEST, L.L.C.                    D. J. CHRISTIE, INC.:

By:  Malan Midwest One Corp., its
managing member                          By: /s/ David J. Christie,
                                             -----------------------------
                                             David J. Christie, President
By: /s/ [ILLEGIBLE]
    ---------------------------------    Date:  12/4/03
     Authorized Officer

Date:  12/10/03

                                    EXHIBIT A

                               LEGAL DESCRIPTIONS

BENTON HARBOR, MICHIGAN

Unit 1, Wal-Mart Plaza -- Benton Township, according to the Master Deed, recorded December 30, 1994, in Liber 92 of Condominiums, Pages 1 through 31, inclusive, Berrien County Records, and designated as Berrien County Condominium Subdivision Plan No. 92; with rights in general common elements and limited common elements as set forth in said Master Deed, in pursuance of the provisions of the Michigan Condominium Act, being Act 59 of the Public Acts of 1978, as amended;

Further described as:

Commencing at the North Quarter Post of Section 32, T.4S, R.18W., Benton Township, Berrien County, Michigan;

Thence measure S. 00 degrees 24 minutes 12 seconds East 2630.91 feet to the center of said Section 32; thence measure S. 00 degrees 24 minutes 12 seconds East 690.05 feet; thence measure North 50 degrees 30 minutes 43 seconds East 1035.15 feet to the West line of Mall Drive; thence measure South 46 degrees 25 minutes 40 seconds East 147.82 feet along said West line, to the true point of beginning of this description; thence South 46 degrees 25 minutes 40 seconds East 255.14 feet, along said West line; thence South 50 degrees 30 minutes 43 seconds West 262.93 feet; thence North 46 degrees 25 minutes 40 seconds West
181.57 feet; thence North 43 degrees 13 minutes 15 seconds East 150.58 feet; thence North 47 degrees 26 minutes 32 seconds West 40.42 feet; thence North 43 degrees 20 minutes 20 seconds East 111.14 feet, to the Point of Beginning.

Together with a non-exclusive easement for ingress and egress, described as follows: Commencing at the North 1/4 post of said Section 32, thence along the North and South 1/4 line of the Section South 00 degrees 24 minutes 12 seconds East 2630.91 feet to the center of said Section, thence continuing South 00 degrees 24 minutes 12 seconds East 690.05 feet to a point 68 feet Southeasterly of the center of an existing Indiana and Michigan Electric Co. transmission line, thence North 50 degrees 30 minutes 43 seconds East parallel with said transmission line, 717.00 feet to the true point of beginning of this description, thence North 39 degrees 29 minutes 17 seconds West 80.00 feet to a point, thence South 50 degrees 30 minutes 43 seconds West 88.40 feet to a point, thence North 39 degrees 29 minutes 17 seconds West 56.00 feet to a point, thence North 50 degrees 30 minutes 43 seconds East 50.00 feet to a point, thence South 39 degrees 29 minutes 17 seconds East 5.00 feet to a point, thence North 50 degrees 30 minutes 43 seconds East 340.60 feet to the Southwesterly line of Mall Drive, thence along said street line South 46 degrees 25 minutes 40 seconds East
50.37 feet to a point, thence South 50 degrees 30 minutes 43 seconds West 209.77 feet to a point, thence South 11 degrees 21 minutes 44 seconds East 91.84 feet to a point, thence South 46 degrees 25 minutes 40 seconds East 708.54 feet to a point, thence South 50 degrees 29 minutes 30 seconds West 50.37 feet to a point, thence North 46 degrees 25 minutes 40 seconds West 708.56 feet to a point, thence South 50 degrees 30

                                Exhibit A - Page 1
minutes 43 seconds West 4.85 feet to the point of beginning, as created by Access Easement, recorded December 30,1994, in Liber 1673, page 494, Berrien County Records. And together with an appurtenant easement for cross access and signage as more particularly described in Liber 1684, page 1275, dated March 29,1995.

CHAMPAIGN, ILLINOIS

Tract 1:

Lot 1 of Wal-Mart Plaza, a Subdivision of Lot 2 and Part of Lot 1 of Wal-Mart/Sam's Subdivision, as per plat recorded in Book "BB" at page 296, as amended by certificate of correction recorded May 10, 1994 in Book 2114 at page 644 as document no. 94R 12847, situated in the City of Champaign, in Champaign County, Illinois.

Tract 2:

Easement for the benefit of Tract 1 created by Access Easement recorded May 24, 1994 as document 94R 14038 for passageway over the following land: A Part of the Northeast Quarter of Section 2, Township 19 North, Range 8 East of the Third Principal Meridian, as shown on plat recorded in the Champaign County Recorder's Office in Book "BB" on page 145, situated within the limits of the City of Champaign, Champaign County, Illinois.

Beginning at an Iron Pipe Survey Monument found at the Southwest corner of Lot 2 of Wal-Mart/Sam's Subdivision as recorded in Book "BB" on page 145 in the Office of the Champaign County Recorder, said point also being coincident with the southernmost corner of Wal-Mart Plaza Subdivision; thence West along a curve to the right, convex to the South, an arc distance of 69.35 feet, said curve having a radius of 12277.67 feet and a chord distance of 69.35 feet, and a chord bearing of North 74degrees00'15" West; thence North 14degrees52'27" East, a distance of 122.15 feet; thence North 4degrees57'34" East, a distance of 34.89 feet; thence South 88degrees24'48" East, a distance of 600.20 feet; thence
North 1degrees31'44" East, a distance of 741.17 feet: thence South 88degrees 17'28" East, a distance of 80.26 feet to a point of curvature; thence East along a curve to the left, convex to the South, an arc distance of 54.44 feet, said curve having a radius of 170.05 feet and a chord distance of 54.21 feet and a chord bearing of North 81degrees10'58" East to a point of tangency; thence
North 69degrees20'07" East, a distance of 42.46 feet to a point on a curve, convex to the Southwest having a radius of 417.97 feet, said point also being situated on the Westerly right of way of Market View Drive; thence Southeasterly, along said right of way and also along said curve to the left, convex to the Southwest, an arc distance of 38.01 feet to a point on said curve having a chord distance of 37.99 feet and a chord bearing of South 37degrees 50'07" East; thence South 69degrees20'07" West, a distance of 53.68 feet to a point of curvature; thence West, along a curve to the right, convex to the South an arc distance of 68.61 feet to a point of tangency, said curve having a radius of 206.35 feet and a chord distance of 68.30 feet and a chord bearing of South 81degrees02'49" West, thence North 88degrees17'28" West, a distance of 18.98 feet to a point of curvature; thence Southwesterly along a curve to the left, convex to the Northwest an arc distance of 55.39 feet to point of tangency, said curve having a radius of 35.00 feet and a chord distance of 49.79 feet and a chord bearing of South 46degrees22'31" West; thence South 1degrees02'31"

                               Exhibit A - Page 2

West, a distance of 345.54 feet; thence South 2degrees03'18" West, a distance of 325.77 feet to a point of curvature: thence Southwesterly along a curve to the right, convex to the Southeast having a radius of 25.00 feet and a chord distance of 22.34 feet and a chord bearing of South 28degrees35'34" West, an arc distance of 23.16 feet to a point on a curve convex to the West and having a radius of 7.25 feet; thence South, along said curve to the left, convex to the West an arc distance of 4.69 feet to a point on said curve, said point also being situated on the North line of Ryan's First Addition as recorded in Book "BB" on page 230 in the Office of the Champaign County Recorder, said curve also having a chord distance of 4.61 feet and a chord bearing of South 10degrees40'58" West; thence North 88degrees35'38" West, along said North line, a distance of 340.15 feet, to the Northeast corner of Wal-Mart Plaza Subdivision; thence North 88degrees03'11" West, along the North line of said Wal-Mart Plaza, a distance of 230.94 feet to a point of curvature; thence Southwesterly, along said North line, along a curve to the left, convex to the Northwest, an arc distance of 6.88 feet to a point of tangency, said point also being situated on the West line of said Wal-Mart Plaza Subdivision, said curve also having a radius of 5.00 feet and a chord distance of 6.35 feet and a chord bearing of South 52degrees32'49" West; thence South 13degrees08'50" West, along said West line, a distance of 11.01 feet; thence South 1degrees37'05" West, along said West line, a distance of 12.79 feet; thence continuing South 1degrees37'05" West, along said West line, a distance of 117.44 feet to the point of beginning. All situated within the limits of the City of Champaign, Champaign County, Illinois.

CHANUTE, KANSAS

Parcel 1

BEGINNING at a point on the East right-of-way line of a county highway, said point of beginning being East 50.00 feet and North 00degrees00'00" East, 850.70 feet from the Southwest corner of the Northwest Quarter (NW 1/4) of Section 33, Township 27 South, Range 18 East of the Sixth P.M., Neosho County, Kansas, thence North 00degrees00'00" East, 125 feet; thence North 89degrees14'50"
East, 225.02 feet; thence South 00degrees00'00" West, 127.96 feet, thence North 90degrees00'00" West, 225.00 feet to the POINT OF BEGINNING; and

Parcel 2

BEGINNING at a point on the East right-of-way line of a county highway, said point of beginning being East 50.00 feet and North 00degrees00'00" East, 725.70 feet from the Southwest corner of the Northwest Quarter (NW 1/4) of Section 33, Township 27 South, Range 18 East of the Sixth P.M., Neosho County, Kansas, thence North 00degrees00'00" East, 125.00 feet; thence North 90degrees00'00" East, 225.00 feet; thence South 00degrees00'00" West, 125.00 feet; thence North 90degrees00'00" West, 225.00 feet to the POINT OF BEGINNING; and

Parcel 3

INGRESS AND EGRESS over the following described tract, as set forth in instrument dated June 21,1995, filed for record June 26, 1995 at 9:30 a.m., and duly recorded in Misc. Book 122, Pages 1-10, of the records in the office of the Register of Deeds of Neosho County, Kansas:

                               Exhibit A - Page 3

BEGINNING at a point on the East right-of-way line of County Highway 169, said POINT OF BEGINNING being East 50.00 feet and North 00degrees00'00" East, 667.70 feet from the Southwest corner of the Northwest Quarter (NW 1/4) of Section 33, Township 27 South, Range 18 East of the Sixth P.M., Neosho County, Kansas, thence North 00degrees00'00" East, 59.00 feet along the East right-of-way line of County Highway 169; thence North 90degrees00'00" East, 225.00; thence North 00degrees00'00" East, 252.96 feet; thence North 89degrees14'50" East, 34.00 feet; thence South 00degrees00'00" West, 311.41 feet; thence South 90degrees00'00" West, 259.00 feet to a point in the East right-of-way line of County Highway 169 and the POINT OF BEGINNING.

CRAWFORDSVILLE, INDIANA

Tract I: All that piece, parcel or lot of land being located in the County of Montgomery, State of Indiana in the northeast quarter of the southeast quarter of section 7, township 16 north, range 4 west of the Second Principal Meridian:

Beginning at the northeast corner of the northeast quarter of the southeast quarter of section 7, township 18 north, range 4 west at a PK nail and running south 00degrees36'25" east 852.56 feet to a point in or near the center of U.S. Highway 231 which is the true point of beginning; thence running with the property of Learning, et al south 89degrees54'05" west 1141.22 feet to a point; thence north 00degrees36'25" west 120 feet to a point; thence north 89degrees54'05" east 55 feet to a point; thence north 00degrees36'25" west 65 feet to the point; thence north 89degrees54'05" east 236 feet to a point; thence South 00degrees36'25" east 75 feet to a point; thence north 89degrees54'05" east 512 feet to a point; thence north 00degrees36'25" west
359.00 feet to a point; thence north 89degrees54'05" east 70 feet to a point at the northwestern corner of out parcel #1; thence south 00degrees36'25" east 400 feet to a point at the southwestern corner of out parcel #2; thence north 89degrees54'05" east 268.22 feet to a point on or near the center of U.S. Highway 231; thence with centerline south 00degrees36'25" east 69.88 feet to a point on or near the center of Highway which is the point of beginning.

Tract II: Part of the northeast quarter of the southeast quarter of section seven (7), township eighteen (18) north, range four (4) west, Montgomery County, Indiana, more particularly described as follows: Beginning at a 5/8" rebar on the west line of said quarter section south 00 degrees36' 25" east 857.46 feet (south 00 degrees37 minutes 08 seconds east 857.69 feet, measured) from a PK nail marking the northwest corner thereof and running thence north 89 degrees 54' 05" east 725.00 feet (north 89 degrees51 minutes 07 seconds east 724.93 feet, measured) to a 5/8" rebar; thence south 00 degrees36' 25" east 460.00 feet (south 00 degrees37 minutes 56 seconds east 460.31 feet, measured) to a 5/8" rebar; thence south 89 degrees54' 05" west 725.00 feet (south 89 degrees
53 minutes 19 seconds west 725.09 feet, measured) to a 5/8" rebar and the west line of said quarter section; thence north 00 degrees36' 25" west along said west line 460.00 feet (north 00 degrees36 minutes 25 seconds west 459.85 feet, measured) to the point of beginning, containing 7.656 acres (7.657 acres, measured), more or less.

TOGETHER with an appurtenant easement for roadways, walkways, ingress and egress, parking, loading and unloading, and the use of facilities installed for the convenience of customers, invitees, licensees, tenant and employees between the Borrower's Property and the

                                Exhibit A - Page 4

Wal-Mart property, dated August 29, 1990, recorded November 1, 1990, in Deed Record 271, page 17, in the Recorder's Office of Montgomery County, Indiana.

DECATUR, ILLINOIS

Lots Eight (8) and Ten (10) of Wal-Mart's Third Addition, a Resubdivision of Lots Seven (7), Eight (8) and Nine (9) of Wal-Mart's First Addition to the City of Decatur, as per Plat recorded in Book 1832 Page 670 of the Records in the Recorder's office of Macon County, situated in Macon County, Illinois.

As Known As:

Part of the West 1/2 of the Northwest 1/4 of Section 26, Township 17 North, Range 2 East of the 3rd P.M. located in Decatur, Macon County, Illinois, being more particularly described as:

Lot 8

Beginning at an iron pin at the Southeast corner of Lot 8 of Wal-Mart's third addition, a resubdivision of Lots seven (7), eight (8), and nine (9) of Wal-Mart's first addition to the City of Decatur, as per plat recorded in Book 1832, Page 670 of the records in the recorder's office of Macon County, Illinois, said point being on the East right-of-way line of Prospect Avenue:

Thence North 0degrees-15'-0" West 236.00 feet along said East right-of-way to an iron pin found:
Thence North 89degrees-45'-00" East 515.70 to a drill hole set;
Thence North 0degrees-10'-55" West 85 feet to an iron pin set;
Thence North 89degrees-45'-00" East 400 feet to an iron pin set on the West right-of-way line of Martin Luther King Jr. Drive (MLK);
Thence South 00degrees-10'-55" East 152.60 feet along said West right-of-way of MLK to an iron pin set;
Thence North 89degrees-45'-00" East 161.74 feet on an iron pin set;
Thence North 00degrees-15'-00" West 70.00 feet to an iron pin set;
Thence North 89degrees-45'-00" East 130.00 feet to a PK nail set;
Thence North 00degrees-I5-00" West 20.00 feet to a PK nail set;
Thence North 89degrees-45'-00" East 155.00 feet to a PK nail set;
Thence North 00degrees-15'-00" West 78.40 feet to a PK nail set;
Thence North 89degrees-45'-00" East 468.88 feet to the point of beginning. Containing 4.453 Acres, 197,903.73 square feet.

The foregoing described property also being known as Lot 8 of Wal-Mart's third addition.

Lot 10

Beginning at an iron pin at the Northwest comer of Lot 10 of Wal-Mart's third addition, a resubdivision of Lots seven (7), eight (8), and nine (9) of Wal-Mart's first addition to the City of

                               Exhibit A - Page 5

Decatur as per plat recorded in Book 1832, Page 670 of the records in the Recorder's Office of Macon County, Illinois said point being on the East right-of-way line of Prospect Avenue;

Thence North 88degrees-07'-59.4" East 315.13 feet to a PK nail set;
Thence South 00degrees-14'-59.7" East 200.08 feet to an iron pin set on the North right-of-way line of Ash Avenue;
Thence South 88degrees-08'-02" West 255.13 feet, along said North right-of-way line of Ash Avenue, to a drill hole set;
Thence North 46degrees-03'-29" West along said North right-of-way line of Ash Avenue 83.65 feet to a pin found on the East right-of-way line of Prospect Avenue;
Thence North 00degrees-15'-00" West along said North right-of-way line of Prospect Avenue 140.07 feet to the point of beginning, containing 1.406 acres, 61,225.41 square feet.

DECATUR, INDIANA

TRACT 1
Portions of the southeast quarter of the southeast quarter of Section 33, Township 28 North, Range 14 East, Adams County, Indiana, more particularly described as follows:

Commencing at a point on the north line of the southeast quarter of the southeast quarter of Section 33, Township 28 North, Range 14 East, Adams County, Indiana, said point being located 90.77 feet westerly of the northeast corner of said quarter of said quarter, said point also being located on the west line of a 20 foot alley as platted in Mutschler's First Addition to the City of Decatur, Indiana; thence South 88degrees44'01" West along said North line 456.51 feet; thence South 01degrees25'53" East and parallel to the east line of the real estate described in Deed Record 166 at page 435 in the records of the Adams County, Indiana, Recorder 156.72 feet; thence South 88degrees44'01" West 300.00 feet to the east line of said real estate; thence South 88degrees49'35" West and parallel to the south line of said quarter 125.00 feet; thence South 01 degrees25'53" East 640.06 feet to a point on the north line of Villa Terrace Addition, said point being located 530.00 feet north of the south line of said quarter, thence North 88degrees49'35" East along said north line 125.00 feet to the northeast corner of said Addition, said corner also being the true place of beginning for the tract herein described; thence North 88degrees49'35" East
83.50 feet; thence North 01degrees15'59" West 117.28 feet; thence North 88degrees44'01" East 190.99 feet; thence North 01degrees43'53" West 53.32 feet; thence North 88degrees44'01" East 258.95 feet to a point, said point being located 226.30 feet westerly of the west line of said alley and 701.35 feet northerly of the south line of said quarter; thence South 01degrees43'53" East 339.35 feet; thence South 88degrees49'35" West 229.70 feet; thence South 01degrees43'53" East 332.00 feet to a point on the north right of way line of U.S. Highway #224, said point being located 30.00 feet north of the south line of said quarter; thence south 88degrees49'35" West along said right of way line
307.31 feet to the southeast corner of said Villa Terrace Addition; thence North 01degrees25'53" West along the east line of said Addition 500.00 feet to the place of beginning;

CONTAINING: 5.94 acres, more or less.

                               Exhibit A - Page 6

EXCEPT THEREFROM:

A portion of the Southeast quarter of Section 33, Township 28 North, Range 14 East, Adams County, Indiana, more particularly described as follows:

Commencing at the Southeast corner of Villa Terrace Addition in the Southeast quarter of Section 33, Township 28 North, Range 14 East, Adams County, Indiana, thence easterly parallel with the South line of said quarter on an assumed bearing of N 88degrees49'35"E a distance of 30.00 feet to a point, said point being the point of beginning for the tract herein described; thence northerly parallel with the East line of said Addition bearing N 01degrees25'53"W a distance of 143.00 feet; thence easterly N 88degrees49'35"E, parallel with said South line 213.35 feet; thence southwesterly on a non-tangent curve concave to the northwest having a radius of 77.00 feet and a chord which bears S 47degrees31'10"W a distance of 44.67 feet along said curve; thence southwesterly on a tangent curve concave to the southeast having a radius of
79.00 feet and a chord which bears S 35degrees19'50"W a distance of 79.44 feet along said curve; thence southwesterly on a tangent line which bears S 06degrees31'20"W a distance of 7.80 feet; thence westerly S 88degrees49'35"W, parallel with said South line 20.69 feet; thence Southerly S 01degrees25'53"E, parallel with said East line 45.00 feet to a point 30.00 feet distant from said South line; thence westerly S 88degrees49'35"W, parallel with said South line
112.80 feet to the point of beginning.

Containing approximately 0.48 Acre, more or less.

Subject to: All legal easements, right-of-ways, encumbrances and matters of record.

TRACT 2

Commencing at a point on the north line of the Southeast Quarter of the Southeast Quarter of Section 33, Township 28 North, Range 14 East, Adams County, Indiana, said point being located 90.77 feet westerly of the northeast corner of said quarter of said quarter, said point also being located on the west line of a 20 foot alley as platted in Mutschler's First Addition to the City of Decatur, Indiana; thence South 01 degrees 43 minutes 53 seconds East along said west line
156.33 feet to a point, said point being located 20.00 feet westerly of the northwest corner of Lot 15 in said Addition; thence South 88 degrees 27 minutes 11 seconds west along the westerly projection of the north line of said Lot 15 a distance of 80.00 feet; thence South 01 degrees 43 minutes 53 seconds East
131.29 feet to a point on the westerly projection of the south line of Lot 16 in said Addition; thence North 88 degrees 39 minutes 18 seconds East along said projection 80.00 feet to the west line of said alley; thence South 01 degrees 43 minutes 53 seconds East along said west line 293.15 feet; thence South 88 degrees 49 minutes 35 seconds West 226.30 feet; thence South 01 degrees 43 minutes 53 seconds east 45.65 feet; thence South 88 degrees 44 minutes 01 seconds West, 258.95 feet; thence South 01 degrees 43 minutes 53 seconds East,
53.32 feet; thence South 88 degrees 44 minutes 01 seconds West, 20.21 feet to the point of beginning; thence continue South 88 degrees 44 minutes 01 seconds West, 170.78 feet; thence North 01 degrees 15 minutes 59 seconds West, 88.01 feet; thence North 88 degrees 44 minutes 01 seconds East, 170.07 feet; thence South 01 degrees 43 minutes 53 seconds East, 88.01 feet to the point of beginning, said parcel containing 0.34 acre, more or less.

                               Exhibit A - Page 7

A Non-Exclusive Easement of access for purposes of ingress and egress, as shown in the Easements with Covenants and Restriction Affecting Land, dated August 28, 1990, recorded October 31, 1990 in Deed Record 197, Pages 365-379 in the Office of the Recorder of Adams County, Decatur, Indiana.

EL DORADO, KANSAS

Lot Numbered 4, Block Numbered 1, in MATLOCK-JOHNSON ADDITION to the City of El Dorado, in Butler County, Kansas. EXCEPT all the minerals underlying the surface of said land and all rights and easements in favor of the estate of said minerals.

TOGETHER WITH an appurtenant easement for ingress and egress as more particularly described in Book 738 at Page 128 filed April 28, 1995.

HUNTINGTON, INDIANA

Part of Tract 7 in the Reserve of Ten Sections, Township 28 North, Range 9 East, City of Huntington, Huntington County, Indiana, being Outlet #4 of the Secondary Plat for Wal-Mart Stores, Inc. recorded in Microfilm Book M, Page 116 (all references to deeds, plats, etc. refer to the Huntington County Recorder's Office, unless noted otherwise) and being a portion of the land conveyed to Wal-Mart Stores, Inc. by deeds recorded in Deed Book 254, Page 639 and Deed Book 254, Page 640, and bounded and described as follows:

Beginning at the intersection of the paper relocation of the centerline of State Route 5 (as shown on sheets 19 and 20 of the Indiana Department of Transportation, Project No. 888 (10)) with Hauenstein Road (County Road 450N); thence along the centerline of said Hauenstein Road, South 55 degrees 33 minutes 50 seconds West for 481.28 feet to a railroad spike set; thence departing said centerline, North 36 degrees 49 minutes 26 seconds West for 30.03 feet to an iron pin set at the intersection of northwesterly right-of-way line of said Hauenstein Road with the easterly right-of-way of Wal-Mart Drive (50 foot R/W); thence departing said easterly right-of-way line of Wal-Mart Drive, continuing along said Hauenstein right-of-way, South 55 degrees 33 minutes 50 seconds West for 230,52 feet to an iron pin set at the southerly corner of Outlot #3, also being the TRUE POINT OF BEGINNING of the herein described parcel; thence continuing along said northwesterly right-of-way line of Hauenstein Road, South 55 degrees 33 minutes 5C seconds West for 225.05 feet to an iron pin set; thence departing said right-of-way line, by a new division line the following three (3) courses:

1. North 34 degrees 26 minutes 10 seconds West for 202.00 feet to an iron pin set;

2. North 55 degrees 33 minutes 50 seconds East for 225.05 feet to an iron pin set at the westerly corner of Outlot #3;

                               Exhibit A - Page 8

3. along the southwesterly line of Outlot 3, South 34 degrees 26 minutes 10 seconds East for 202.00 feet to THE TRUE POINT OF BEGINNING, containing 1.044 acres, subject however to all covenants, conditions, restrictions, reservations, and easements contained in any instrument of record pertaining to the above described tract of land.

TOGETHER with an appurtenant easement for Drainage and Detention Basin dated August 11, 1995, recorded August 30, 1995, as document 172802, in Deed Book 256, Page 696, and an access easement across Wal-Mart Stores, Inc. property, dated August 11, 1995, and recorded August 30, 1995 as Document No. 172803, in Deed Book 256, Page 703, of the records of the Recorder's Office of Huntington County, Indiana.

JACKSONVILLE, ILLINOIS

A part of Lot Two (2) of J W Subdivision, an Addition to the City of Jacksonville, Morgan County, Illinois, as per Plat recorded May 31, 1990 as Document #399939 described as follows, to wit, Beginning at an iron rod (found) at the Southeast corner of said Lot 2 of J W Subdivision that is adjacent to the South line of Lot 1 of said Subdivision; thence North 00 degrees 59'52" West
224.36 feet along the East line of said Lot 2 to an iron rod; thence North 89 degrees 00'08" East along the line of said Lot 2 a distance of 132.00 to the East line of said Lot 2 (said point being the West wall of an existing Wal-Mart Buildings ; thence North 00 degrees 59'52" West 170.00 feet along the line of said Lot 2 to an iron rod; thence South 89 degrees 00'08" West 110.25 feet along the line of said Lot 2 to an iron rod; thence North 00 degrees 59'52" West
343.97 feet along the line of said Lot 2 to a drill hole at the Northeast corner of said Lot 2; thence South 89 degrees 00'08" West 413.36 feet along the North line of said Lot 2 to an iron rod; thence South 01 degrees 10'06" East along the edge of the existing building line and its extension thereof 574.56 feet; thence North 89 degrees 00'08" East 111.40 feet to an iron rod; thence South 00 degrees 59'52" East 164.00 feet to an iron rod on the South line of said Lot 2; thence North 88 degrees 57'15" East 278.50 feet along the South line of said Lot 2 to the point of beginning; TOGETHER WITH AN EASEMENT FOR INGRESS AND EGRESS over the following described parcel:

Part of Lot Two (2) in J W Subdivision as recorded on May 31, 1990 as Document #399939 in the Office of the Morgan County Recorder of Deeds, being a part of the North half of the Northeast quarter of Section Thirty (30), Township Fifteen
(15) North, Range Ten (10) West of the Third Principal Meridian in the City of Jacksonville, Morgan County, Illinois, more particularly described as follows:

Commencing from a drill hole at the Northeast corner of said Lot 2, thence along an assumed bearing South 89 degrees 00'08" West 413.36 feet along the North line of said Lot 2 to an iron rod at the Northwest corner of Jacksonville Realty LLC; thence South 01 degrees 10'06" East 1.7 feet along the West property line of Jacksonville Realty LLC to the point of beginning; thence continuing South 01 degrees 10' 06" East 31.3 feet along the said West property line; thence South 89 degrees 00'08" West 30.0 feet; thence South 01 degrees 10'06" East 358.7 feet along a line 30.0 feet normal distance Westerly of and parallel with the said West property line; thence North 89 degrees 00'08" East 30.0 feet to a point on the said West property line; thence South 01 degrees 10'06" East 27.0 feet along said West property line; thence South 89 degrees 00'08" West 85.0 feet; thence North 01 degrees 10'06" West 27.0 feet along a line

                               Exhibit A - Page 9

85.0 feet normal distance Westerly of and parallel with said West property line; thence North 89 degrees 00'08" East 30.0 feet; thence North 01 degrees 10'06" West 358.7 feet along a line 55.0 feet normal distance Westerly of and parallel with the said West property line; thence South 89 degrees 00'08" West
30.0 feet; thence North 01 degrees 10'06" West 38.5 feet along a line 85.0 feet normal distance Westerly of and parallel with the said West property line; thence Northeasterly along a curve to the left having a radius of 49.0 feet,
40.6 feet along said curve through a central angle of 47 degrees 28'10" the chord of said curve bears North 22 degrees 44'13" East 39.4 feet; thence North 00 degrees 59'52" West 131.7 feet along a line 62.5 feet normal distance Westerly of and parallel with the West line of Lot 5 in said J W Subdivision; thence Northwesterly along a tangential curve to the left having a radius of
29.0 feet, 24.6 feet along said curve through a central angle of 48 degrees 32'30" to a point on the North line of said Lot 2; thence North 89 degrees 00'08" Fast 62.8 feet along the North line of said Lot 2; thence South 00 degrees 59'52" East 177.9 feet along a line 9.5 feet normal distance Westerly of and parallel with the West line of said Lot 5; thence Southeasterly along a tangential curve to the left having a radius of 19.0 feet, 27.0 feet along said curve through a central angle of 81 degrees 21'29" to the point of beginning, containing 0.57 acres, more or less.

TOGETHER WITH the right to use the easements for ingress and egress as set out in Document recorded June 6, 1990 Document #400074.

TOGETHER WITH the right to use the easements for access and parking as set out in Document recorded February 24, 1995 Document #445260.

LITTLE FALLS, MINNESOTA

Lot 2, Block 1, Little Falls Wal-Mart Subdivision, according to the plat thereof on file or of record in the office of County Recorder, Morrison County, Minnesota.

TOGETHER with appurtenant easements for ingress, egress, regress and parking as more particularly described in Document Number 335829, dated 11-27-91 and filed 12-6-91; and storm water drainage as more particularly described in Document Number 364097, dated 3-4-96 and filed 3-11-96.

ONTARIO, OHIO

Situated, lying, and being in the City of Ontario, County of Richland, State of Ohio, as more particularly described as being a portion of a 25.617 acre parcel and a 9.558 acre parcel conveyed to Wal-Mart Properties, Inc. by deeds recorded in O.R. Vol. 39, pages 541-546, being also within the Northeast and Southeast Quarters of Section 23, Springfield Township, T21-N, R19-W, Village of Ontario, Richland County, Ohio, and more fully described as follows:

Commencing at the Southeast corner of the Northeast Quarter of Section 23, said point also being on the centerline of Lexington-Springmill Road (C.H. 133); Thence N 88 deg., 44' 35" W., on the south line of said Northeast Quarter, passing through an iron pin found at 45.00 feet, a

                              Exhibit A - Page 10
total distance of 514.04 feet to an iron pin set at the Principal Place of Beginning for the parcel described herein;

1. Thence S. 01 deg., 16' 33" W., passing through an iron pin set on the north right of way line of Park Avenue West at 650.38 feet, a total distance of
685.41 feet to the centerline of Park Avenue West;

2.       Thence N. 86 deg., 27' 00" W., on said centerline, 112.50 feet;

3. Thence N. 03 deg., 37' 57" E., passing through an iron pin set on the north right of way line of Park Avenue West, at 35.00 feet, a total distance of
191.17 feet to an iron pin set;

4.       Thence N. 88 deg. 21' 00" W., 83.64 feet to an iron pin set;

5.       Thence N. 01 deg., 39' 00" E., 18.00 feet to an iron pin set;

6. Thence N. 88 deg., 21' 00" W., 195.00 feet to an iron pin set on the east line of a 1 acre parcel conveyed to E.M. Boughton by deed recorded in Vol. 845, page 38;

7. Thence N. 01 deg., 39' 00" E., on said east line, passing through an iron pin found at 470.00 feet marking the northeast corner of said Boughton parcel and the south line of said Northeast Quarter, a total distance of 520.38 feet to the existing exterior face of the south wall of a building;

8. Thence S. 88 deg., 15' 39" E., along said building face, 242.40 feet to the southeast comer of said building;

9. Thence S. 01 deg., 39' 00' W., 48.34 feet to an iron pin set on the south line of said Northeast Quarter;

10. Thence S. 88 deg., 44' 35" E., on said south line, 137.59 feet to the point of beginning enclosing an area of 4.9611 subject to all legal highways, easement and use restrictions. 4.6864 acres are within the Southeast Quarter, and 0.2747 acres are within the Northeast Quarter of said Section 23.

P.P. 038-60-175-15-002

AND

Being a portion of a 9.558 acre parcel conveyed to Wal-Mart Properties, Inc. by deed recorded in OR. Vol. 39, pages 545 being also within the Southeast Quarter of Section 23, Springfield Township, T21-N, R19-W, Village of Ontario, Richland County, Ohio, and more fully described as follows:

Commencing at the Northeast corner of the Southeast Quarter of Section 23, said Point also being on the centerline of Lexington-Springmili Road (C.H. 133); Thence N. 88 deg., 44' 35'

                              Exhibit A - Page 11

W., on the north line of said Southeast Quarter, passing through an iron pin found at 45.00 feet, a total distance of 514.04 feet to an iron pin set at a northeasterly corner of a 4.9611 acre parcel; Thence S. 01 deg., 16' 33" W., on the east line of said 4.9611 acre parcel, passing through an iron pin set on the north right of way line of Park Avenue West at 650.38 feet, a total distance of
685.41 feet to the centerline of Park Avenue West; Thence N. 86 deg., 27' 00" W., on said centerline, 112.50 feet to a corner of said 4.9611 acre parcel, being also the Principal Place of Beginning for the parcel described herein:

1. Thence N. 86 deg., 27' 00" W., continuing on said centerline, 272.18 feet to the southeast corner of a 1 acre parcel conveyed to E.M. Boughton by deed recorded in Vol. 845, page 38;

2. Thence N. 01 deg., 39' 00" E., on the east line of said Boughton parcel, passing through a pipe found at 30.03 feet, a total distance of 200.03 feet to an iron pin set on a southwest corner of said 4.9611 acre parcel;

3.       Thence S. 88 deg., 21' 00" E., 195.00 feet to an iron pin set;

4.       Thence S. 01 deg., 39' 00" W., 18.00 feet to an iron pin set;

5.       Thence S. 88 deg., 21' 00" E., 83.64 feet to an iron pin set;

6. Thence S. 03 deg., 37' 57" W., passing through an iron pin set on the north right of way line of Park Avenue West at 156.17 feet, a total distance of
191.17 feet to the point of beginning enclosing an area of 1.2600 acre subject to all legal highways, easements and use restrictions.

ALSO KNOWN AS:

PARCEL 1

Situated, in the Village of Ontario, Township of Springfield, County of Richland and State of Ohio and being part of the Northeast and Southeast Quarters of
Section 23, Township 21-N, Range 19-W and more particularly described as follows:

Commencing at a P.K. nail found at the Southeast corner of the Northeast Quarter of Section 23, said P.K. nail also being on the centerline of Lexington-Springmill Road (C.H. 133);

Thence North 88 degrees 44' 35" West, with the south line of said Northeast Quarter of Section 23, a distance of 514.04 feet to a survey marker set at the Point of Beginning for the parcel described herein;

Thence South 01 degrees 16' 15" West, passing through a survey marker set at
650.30 feet, a total distance of 685.33 feet to a railroad spike set on the centerline of Park Avenue West (S.R. 430);

Thence North 860 27' 00" West, with the centerline of Park Avenue West (S.R.
430), a distance of 112.56 feet to a railroad spike set;

                              Exhibit A - Page 12

Thence North 3 degrees 38' 33" East, passing through a survey marker found with cap stamped "Seasly" at 35.01 feet, a total distance of 191.17 feet to a survey marker found with cap stamped "Seasly";

Thence North 88 degrees 17' 17" West, a distance of 83.64 feet to a survey marker set;

Thence North 1 degrees 39' 00" East, a distance of 18.00 feet to a survey marker found with cap stamped "Seasly";

Thence North 88 degrees 22' 39" West, a distance of 194.91 feet to a survey marker found with cap stamped "Seasly" on the east line of lands now or formerly owned by J.K. Boughton as recorded in Official Records Volume 169, Page 606;

Thence North 1 degrees 39' 32" East, along said Boughton east line, passing through a survey marker found at a distance of 469.93 feet, a total distance of
519.93 feet to the existing exterior face of the south wall of the Wal-Mart building;

Thence South 88 degrees 19' 41" East, along the existing exterior face of the south wall of the Wal-Mart building, a distance of 242.21 feet to the southeast corner of said Wal-Mart building;

Thence South 1 degrees 39' 19" West, a distance of 48.24 feet to an iron pin found;

Thence South 88 degrees 44' 35" East with the south line of the Northeast Quarter of Section 23, a distance of 137.59 feet to the survey marker set at the point of beginning containing 4.957 acres of land, more or less, of which 4.684 acres are in the Southeast Quarter and 0.273 acres are in the Northeast Quarter of said Section 23, subject to all highways, easements and use restrictions of record.

AND

PARCEL 2

Situated, in the Village of Ontario, Township of Springfield, County of Richland and State of Ohio and being part of the Southeast Quarter of Section 23, Township 21-N, Range 19-W and more particularly described as follows:

Commencing at a P.K. nail found at southeast corner of the northeast Quarter of
Section 23, said point also being on the centerline of Lexington-Springmill Road (C.H. 133);

Thence North 88 degrees 44' 35" West with the south line of said Northeast Quarter of Section 23, a distance of 514.04 feet to a survey marker set;

Thence South 10 degrees 16' 15" West passing through a survey marker set at
650.30 feet, a total distance of 685.33 feet to a railroad spike set on the centerline of Park Avenue West (S.R. 430);

                              Exhibit A - Page 13

Thence North 86 degrees 27' 00" West with the said centerline of Park Avenue West (S.R. 430), a distance of 112.56 feet to a railroad spike set, being the point of beginning of the parcel herein described;

Thence continuing North 86 degrees 27'00" West with the centerline of Park Avenue West (S.R. 430), a distance of 272.08 feet to a railroad spike set at the southeast corner of a 1 acre parcel now or formerly owned by J.K. Boughton as recorded in Official Records, Volume 169, Page 606;

Thence North 1 degrees 39' 32" East along said Boughton east line, passing through a 1" water pipe found at 30.02 feet, a total distance of 200.03 feet to a survey marker found with cap stamped "Seasly";

Thence South 88 degrees 22' 39" East a distance of 194.91 feet to a survey marker found with cap stamped "Seasly";

Thence South 1 degrees 39' 00" West a distance of 18.00 feet to a survey marker set;

Thence South 88 degrees 17' 17" East a distance of 83.64 feet to a survey marker found with cap stamped "Seasly";

Thence South 3 degrees 38' 33" West, passing through a survey marker found with cap stamped "Seasly" at a distance of 156.16 feet, a total distance of 191.17 feet to the railroad spike set at the point of beginning containing 1.260 acres of land, more or less, subject to all highways, easements and use restrictions of record.

Together with an appurtenant easement for parking, ingress, egress and access over and across a portion of Tract 1, as more particularly described in Volume 212, Page 831 of Richland County Records.

OWOSSO, MICHIGAN

Land situated in the County of Shiawassee, Township of Caledonia, State of Michigan, is described as follows:

Parcel 1:

Part of the Southwest 1/4 of the Southeast 1/4 of Section 17, Township 7 North, Range 3 East, Caledonia Township, Shiawassee County, Michigan, described as beginning at a point which is North 01 degrees 11 minutes 20 seconds West, 53.01 feet to the Northerly right-of-way line of Michigan State Highway M-21 and on said Northerly right-of-way line North 87 degrees 48 minutes 06 seconds East,
269.36 feet and North 00 degrees 53 minutes 20 seconds East 15.02 feet and North 87 degrees 48 minutes 06 seconds East 34.76 feet from the South 1/4 corner of said Section 17; thence from the point of beginning thus determined run North 00 degrees 00 minutes 00 seconds East 337.99 feet; thence South 87 degrees 48 minutes 06 seconds West, 125 feet, thence North 00 degrees 00 minutes 00 seconds East 657.00 feet, thence East 450.00 feet to the East line of the West 1/2 of the West 1/2 of the Southeast 1/4 of said Section 17; thence South 00

                              Exhibit A - Page 14
degrees 53 minutes 20 seconds West on said East line 993.44 feet to said Northerly right-of-way line; thence on said Northerly right-of-way line South 87 degrees 48 minutes 06 seconds West 294.90 feet and North 00 degrees 53 minutes and 20 seconds East 15.02 feet and South 87 degrees 48 minutes 06 seconds West,
15.24 feet to the point of beginning.

Parcel 2:

Part of the Southeast 1/4 of the Southwest 1/4 of Section 17, Township 7 North, Range 3 East, Caledonia Township, Shiawassee County, Michigan, described as beginning at a point on the Northerly right of way line of State Highway M-21, which is North 90 degrees 00 minutes 00 seconds West on the South line of said
Section 17, a distance of 443.88 feet and North 00 degrees 00 minutes 00 seconds East perpendicular to said South line a distance of 53.00 feet and North 90 degrees 00 minutes 00 seconds East parallel with said South line a distance of
85.00 feet from the South 1/4 corner of said Section 17, thence North 14 degrees 02 minutes 01 seconds West, 20.61 feet, thence North 00 degrees 00 minutes 00 seconds East, perpendicular to said South line a distance of 195.00 feet, thence North 90 degrees 00 minutes 00 seconds East parallel with said South line a distance of 195.00 feet, thence South 00 degrees 00 minutes 00 seconds West, perpendicular to said South line, a distance of 215.00 feet to the Northerly right of way line of State Highway M-21, thence South 90 degrees 00 minutes 00 seconds West, parallel with said South line a distance of 190.00 feet to the point of beginning.

TOGETHER with an appurtenant easement for Access, Ingress and Egress and Detention Basin recorded in Liber 759, page 60.

STURGIS, MICHIGAN

The land referred to in this Commitment, situated in the County of St. Joseph, Township of Sturgis, State of Michigan, is described as follows:

PARCEL A:

All that part of the Southwest 1/4 of Section 12, Township 8 South, Range 10 West, Sturgis Township, St. Joseph County, Michigan described as follows:
Commencing at the Southwest comer of said Section 12 and running thence North 00 degrees 23 minutes 14 seconds West, along the Section line, 882.43 feet to the point of beginning of this description; the boundary runs thence North 00 degrees 23 minutes 14 seconds West, along the Section line, 180.0 feet; thence North 89 degrees 52 minutes 47 seconds East, parallel with the South line of said Section, 246.0 feet; thence South 00 degrees 23 minutes 14 seconds East, 180.00; feet thence South 89 degrees 52 minutes 47 seconds West, 246.0 feet to the point of beginning.

PARCEL B:

Situated in the Southwest 1/4 of Section 12, Township 8 South, Range 10 West, Sturgis Township, St. Joseph County, Michigan, being an easement over existing drives and parking lot on parts of tracts described in Deed Records Volume 620, page 590, and Deed Records Volume 620, page 591, in the office of the St. Joseph County Recorder, said easement being more particularly described as follows:
Commencing at a monument box found at the Southwest corner of said 1/4; thence North 00 degrees 23 minutes 14 seconds West 838.19 feet along the

                              Exhibit A - Page 15

West line of said 1/4, in Centreville Road, to a point, being the True Point of beginning for the easement herein described; thence North 89 degrees 52 minutes 47 seconds East 250.88 feet to a point of curve; thence along said curve, concave Northwesterly having a radius of 25.00 feet, through a central angle of 90 degrees 16 minutes 01 seconds, an arc distance of 39.39 feet to a point; thence North 00 degrees 23 minutes 14 seconds West 169.13 feet, to a point; thence South 89 degrees 52 minutes 47 seconds West 30.00 feet, to a point; thence North 00 degrees 23 minutes 14 seconds West 30.00 feet along the East line of a 1.017 acre tract, to a point; thence North 89 degrees 52 minutes 47 seconds East 30.00 feet, to a point; thence North 00 degrees 23 minutes 14 seconds West 135.72 feet, to a point of curve; thence along said curve, concave Southwesterly, having a radius of 25.00 feet through a central angle of 89 degrees 36 minutes 46 seconds an arc distance of 39.10 feet, to a point; thence South 90 degrees 00 minutes 00 seconds West 167.87 feet to a point of curve; thence along said curve, concave Southeasterly, having a radius of 45.00 feet, through a central angle of 90 degrees 23 minutes 14 seconds, an arc distance of
70.99 feet, to a point; thence South 89 degrees 36 minutes 46 seconds West 38.00 feet to a point; thence North 00 degrees 23 minutes 14 seconds West 115.56 feet, along the West line of said 1/4 in said road, to a point; thence North 90 degrees 00 minutes 00 seconds West 26.00 feet to a point of curve; thence along said curve, concave Northeasterly, having a radius of 30.00 feet, through a central angle of 90 degrees 00 minutes 00 seconds, an arc distance of 47.12 feet, to a point; thence North 90 degrees 00 minutes 00 seconds East 250.20 feet, to a point; thence South 00 degrees 23 minutes 14 seconds East 464.73 feet, to a point; thence South 89 degrees 52 minutes 47 seconds West 222.79 feet to a point of curve; thence along said curve, concave Southeasterly, having a radius of 45.00 feet, through a central angle of 80 degrees 32 minutes 38 seconds, an arc distance of 63.26 feet, to a point thence South 89 degrees 52 minutes 47 seconds West 38.65 feet, to a point; thence North 00 degrees 23 minutes 14 seconds West 77.61 feet, along the West line of said 1/4 in said road, to the point of beginning.

PARCEL C:

Situated in the Southwest 1/4 of Section 12, Township 8 South, Range 10 West, Sturgis Township, St. Joseph County, Michigan, being a parking easement over part of a tract described in Deed Records Volume 620, page 591, in the Office of the St. Joseph County Recorder, and said easement being more particularly described as follows: Commencing at a monument box found at the Southwest corner of said 1/4; thence North 00 degrees 23 minutes 14 seconds West 838.19 feet along the West line of said 1/4, in Centreville Road, to a point, being the True point of beginning for the easement herein described; thence continuing North 00 degrees 23 minutes 14 seconds West 44.24 feet along the West line of said 1/4, in Centreville Road, to a point, witness and iron pin set North 89 degrees 52 minutes 47 seconds East 50.00 feet; thence North 89 degrees 52 minutes 47 seconds East 246.00 feet along the South line of a 1.017 acre tract to an iron pin set; thence South 00 degrees 23 minutes 14 seconds East 44.24 feet to a point; thence South 89 degrees 52 minutes 47 seconds West 246.00 feet, to the point of beginning.

Also known as:

The land situated in the County of St. Joseph, Township of Sturgis, State of Michigan, is described as follows:

                              Exhibit A - Page 16

PARCEL A:

All that part of the Southwest 1/4 of Section 12, Township 8 South, Range 10 West, Sturgis Township, St. Joseph County, Michigan described as follows:
Commencing at the Southwest corner of said Section 12 and running thence North 00 degrees 23 minutes 14 seconds West, along the Section line, 882.43 feet to the point of beginning of this description; the boundary runs thence North 00 degrees 23 minutes 14 seconds West, along the Section line, 180.0 feet; thence South 89 degrees 44 minutes 48 seconds East, parallel with the South line of said Section, 246.0 feet; thence South 00 degrees 00 minutes 49 seconds East,
180.00 feet; thence South 89 degrees 44 minutes 48 seconds West, 246.0 feet to the point of beginning.

PARCEL B:

Situated in the Southwest 1/4 of Section 12, Township 8 South, Range 10 West, Sturgis Township, St. Joseph County, Michigan, being an easement over existing drives and parking lot on parts of tracts described in Deed Records Volume 620, page 590, and Deed Records Volume 620, page 591, in the office of the St. Joseph County Recorder, said easement being more particularly described as follows:
Commencing at a monument box found at the Southwest corner of said 1/4; thence North 00 degrees 23 minutes 14 seconds West 838.19 feet along the West line of said 1/4, in Centreville Road, to a point, being the True Point of beginning for the easement herein described; thence North 89 degrees 44 minutes 48 seconds East 250.88 feet to a point of curve; thence along said curve, concave Northwesterly having a radius of 25.00 feet, through a central angle of 90 degrees 16 minutes 01 seconds, an arc distance of 35.44 feet to a point; thence North 00 degrees 00 minutes 49 seconds West 169.13 feet, to a point; thence South 89 degrees 52 minutes 47 seconds West 30.00 feet, to a point; thence South 00 degrees 00 minutes 49 seconds West 29.99 feet along the East line of a 1.017 acre tract, to a point; thence South 89 degrees 44 minutes 48 seconds East 30.00 feet, to a point; thence North 00 degrees 00 minutes 49 seconds West 135.72 feet, to a point of curve; thence along said curve, concave Southwesterly, having a radius of 25.00 feet through a central angle of 89 degrees 36 minutes 46 seconds an arc distance of 35.24 feet, to a point; thence North 89 degrees 37 minutes 35 seconds West 167.87 feet to a point of curve; thence along said curve, concave Southeasterly, having a radius of 45.00 feet, through a central angle of 90 degrees 23 minutes 14 seconds, an arc distance of 63.85 feet, to a point; thence North 89 degrees 37 minutes 35 seconds West 38.00 feet to a point; thence North 00 degrees 23 minutes 14 seconds West 115.56 feet, along the West line of said 1/4 in said road, to a point; thence South 89 degrees 37 minutes 35 seconds East 26.00 feet to a point of curve; thence along said curve, concave Northeasterly, having a radius of 30.00 feet, through a central angle of 90 degrees 00 minutes 00 seconds, an arc distance of 42.43 feet, to a point; thence South 89 degrees 37 minutes 35 seconds East 250.20 feet, to a point; thence South 00 degrees 00 minutes 49 seconds East 464.73 feet, to a point; thence North 89 degrees 44 minutes 48 seconds West 222.79 feet to a point of curve; thence along said curve, concave Southeasterly, having a radius of 45.00 feet, through a central angle of 80 degrees 32 minutes 38 seconds, an arc distance of
58.18 feet, to a point thence North 89 degrees 44 minutes 48 seconds West 38.65 feet, to a point; thence North 00 degrees 23 minutes 14 seconds West 77.61 feet, along the West line of said 1/4 in said road, to the point of beginning.

PARCEL C:

Situated in the Southwest 1/4 of Section 12, Township 8 South, Range 10 West, Sturgis Township, St. Joseph County, Michigan, being a parking easement over part of a tract described

                                Exhibit A - Page 17
in Deed Records Volume 620, page 591, in the Office of the St. Joseph County Recorder, and said easement being more particularly described as follows:
Commencing at a monument box found at the Southwest corner of said 1/4; thence North 00 degrees 23 minutes 14 seconds West 838.19 feet along the West line of said 1/4, in Centreville Road, to a point, being the True point of beginning for the easement herein described; thence continuing North 00 degrees 23 minutes 14 seconds West 44.24 feet along the West line of said 1/4, in Centreville Road, to a point, witness and iron pin set North 89 degrees 44 minutes 48 seconds East
50.00 feet; thence North 89 degrees 44 minutes 48 seconds East 246.00 feet along the South line of a 1.017 acre tract to an iron pin set; thence South 00 degrees 00 minutes 49 seconds East 44.24 feet to a point; thence South 89 degrees 44 minutes 48 seconds East 246.00 feet, to the point of beginning.

TOGETHER with an appurtenant Multiple Easement Agreement for Access, Parking, Storm Water Drainage and Utilities recorded March 22,1994, in Liber 699, page 597.

                              Exhibit A - Page 18

                                    EXHIBIT B

                                     LEASES

BENTON HARBOR, MICHIGAN

         Rent Way #209
         U.S. Nails (Nail Salon)
         Advance America #1353
         Dollar Tree Store #1125
         Jackson Hewitt Tax Service
         Subway #15308

CHAMPAIGN, ILLINOIS

         Samuel Music
         Big Kids CD's Games Inc.
         Lovely Nail
         Casual Male (Big & Tall) #9484

CHANUTE, KANSAS

         Maurices # 1081
         The Musicland Group Inc (On Cue) AKA Sam Goody
         Global Communications
         GNC # 5946
         Subway # 17183

CRAWFORDSVILLE, INDIANA

         Friedman's Jewelers
         Sears Optical #1430
         Fiesta Salons, Inc.
         Jackson Hewitt Tax Service
         CATO #410
         Teacher's Credit Union
         Radio Shack #01-6738
         GNC #5621
         Advance America #5561
         American Rentals (Note: Received Closing Notice letter from American Rentals dated 3/4/03)

DECATUR, ILLINOIS

         Sears Optical # 1433
         Famous Hair #75
         On Cue/The Musicland Group, Inc./Sam Goody
         Cato # 409

                               Exhibit B - Page 1

DECATUR, INDIANA

         Dollar Tree # 448
         Maurices # 1242

EL DORADO, KANSAS

         Maurices # 1081
         The Musicland Group Inc (On Cue) AKA Sam Goody
         Global Communications
         GNC # 5946
         Subway # 17183

HUNTINGTON, INDIANA

         Sears Optical # 1433
         Famous Hair #75
         On Cue/The Musicland Group, Inc./Sam Goody
         Cato # 409

JACKSONVILLE, ILLINOIS

         Famous Footwear # 1389
         Payless ShoeSource # 833
         GNC # 3617
         Cingular Wireless
         Bath & Body Works #42016729
         Big Kids CD's & Games
         Godfather's Pizza # 14003
         Fashion Bug # 3054
         McKenzie Check Advance # 5820
         Rent-A Center #1389
         New China Buffet
         Heights Finance
         BoRics # 75440/Regis Corporation

LITTLE FALLS, MINNESOTA

         Vista Acquisitions, Inc.
         Fantastic Sams
         Edward Jones
         Dollar Tree # 813
         Maurices # 1310

                               Exhibit B - Page 2

ONTARIO, OHIO

         Dollar Tree Stores # 039
         Fashion Bug # 2779
         Famous Footwear # 973
         Heavenly Ham
         Jenny Craig #00238733
         Famous Hair #66
         Shawnee Optical
         It's About Games
         American General Finance
         Hong Kong Buffet
         Car Audio
         Play It Again Sports
         Subway #13971
         Beneficial Ohio Co. (Household Finance)
         Rent Way #294
         Advanced America #401
         Scrap N Stamp Inc
         VIP Nails (Q Nails)

OWOSSO, MICHIGAN

         Rent-a-Center # 1679
         Grondin's
         Quality Temp
         Sally Beauty # 1611
         Maurices # 0731
         GNC # 3568
         Dollar Tree # 408
         Fashion Bug # 2956
         Navy/Marines (#110 & 116 one lease)
         Musicland Group Inc. (On Cue)
         Admiral Discount Tobacco
         Dutcher Insurance
         American General Finance
         Check 'n Go of Michigan
         Fantastic Sams
         Bath & Body Works # 42015219

STURGIS, MICHIGAN

         Rentway
         Mauricea

                               Exhibit B - Page 3

                                    EXHIBIT C

                                    CONTRACTS

BENTON HARBOR, MICHIGAN

         Snow Maintenance Contract - Moo Moo Lawn Care: Fall 2002 thru Spring
         2003
         Parking Lot Sweeping - Jack's Excavating & Trucking LLC: Proposal dated 03/17/03
         Lawn Mowing - Earthscapes Landscaping Inc.: Purchase Order dated
         04/22/03
         Roof Warranty - Duro-Last 15 Year Warranty #107401 dated 05/12/95 Electric - American Electric Power: Invoices dated 03/21/01 through 09/18/03.
         Sanitation - Benton Charter Township: Invoices from 04/01/01 to 04/30/02 (when vacant). Currently paid by tenant.
         Gas - Michigan Gas Utilities: Invoices from 04/06/01 to 03/11/02 (when vacant).
         Currently paid by tenant.

CHAMPAIGN, ILLINOIS

         Snow Maintenance Contract - C-U Maintenance, Inc.: Fall 2001 through Spring 2002 contract with renewal letter dated 10/15/02.
         Parking Lot Sweeping; Snow Plowing; Lawn Mowing - C-U Maintenance,
         Inc.: Invoices dated 052/05/02 through 03/06/03.
         Roof Warranty - Duro-Last 15 Year Roof Warranty #95495 dated 09/01/94 Electric - Illinois Power: Invoices from 03/01/01 through 09/04/03 (payment posted date).
         Water & Sewer - Urbana & Champaign Sanitary District: Invoices from 01/05/01 to 09/03/03

CHANUTE, KANSAS

         Snow Maintenance Contract - Barriger Lawn & Snow Removal Service Fall 2002 thru Spring 2003
         Parking Lot Sweeping - Adam's Parking Lot Service Invoices dated 04/25/02 thru 03/26/03
         Lawn Mowing - Barriger's Mowing Service Invoices dated 05/06/02 thru 09/01/02
         Roof Warranty - Duro-Last 15 Year Warranty #000866 dated 08/28/95 Electric, Water & Sewer, Gas - City of Chanute: Invoices dated 02/08/01 through 09/09/03.

CRAWFORDSVILLE, INDIANA

         Snow Maintenance Contract with The Yard Barber - Fall 2003 through Spring 2004
         Parking Lot Sweeping, Lawn Mowing, etc. with The Yard Barber (as needed, per invoice)
         Parking Lot Sweeping, Lawn Mowing, etc. with The Yard Barber (as needed, per invoice)
         Window Cleaning with Kenn Clark Window Cleaning (as needed, per invoice)

                               Exhibit C - Page 1

         Roof warranty from Red Shield Firestone Building Products Company (10 year warranty #E43104 beginning September 21,1996)
         Electric service from Crawfordsville Electric Light & Power (usage basis)
         Gas service from Vectren Energy Delivery (usage basis)

DECATUR, ILLINOIS

         Snow Maintenance Contract - Geiger Developing - Fall 2003 thru Spring 2004
         Snow Maintenance Contract - Geiger Developing - Fall 2002 thru Spring 2003
         Parking Lot Sweeping, Lawn Mowing Etc - Oetting Management Services Inc. Invoices dated 04/12/02 thru 10/01/03
         Roof Warranty - Duro-Last 15 Year Warranty # 003042 dated 11/09/95 Electric - Cinergy: Invoices dated 10/01/01 through 09/09/03

DECATUR, INDIANA

         Snow Maintenance Contract - Reinhart's Landscaping, Inc.: Contract dated October 24, 2003. (Note: Reinhart' Landscaping operating in Decatur, IN has been purchased by R & M Landscaping and Excavating LLC. The new contractor will be under the original Malan snow contract) Parking Lot Sweeping & Lawn Care - Oetting Services, Inc.: Invoices dated 04/01/02 through 09/30/03.
         Roof Warranty - Duro-Last Roofing 15 Year Roofing Warranty # 193207 dated 07/25/97.
         Roof Warranty - Duro-Last Roofing 15 Year Roofing Warranty # 156885 dated 08/13/96.
         Electric- Illinois Power: Invoices from 03/23/01 through 10/01/03.
         Gas -Nipsco: Invoices from 06/05/01 to 09/03/03.

EL DORADO, KANSAS

         Snow Maintenance Contract - Custom Lawn Services Inc.: Contract dated October 23, 2003.
         Parking Lot Sweeping - Sparkle Cleaning: Invoices dated Dec 2002 through Sept 2003.
         Lawn Maintenance - Custom Lawn Services Inc.: Invoices dated 09/01/03 through 09/01/03.
         Roof Warranty - Duro-Last Roofing 15 Year Roofing Warranty #5050 dated 01/31/96.
         Electric & Gas - Kansas Gas Service/Westar Energy: Invoices from 02/01/01 through 09/08/03.
         Water & Sewer - City of El Dorado: Invoices from 02/14/01 to 09/18/03.

HUNTINGTON, INDIANA

         Snow Maintenance Contract - Geiger Developing - Fall 2003 thru Spring 2004
         Snow Maintenance Contract - Geiger Developing - Fall 2002 thru Spring 2003

                               Exhibit C - Page 2

         Parking Lot Sweeping, Lawn Mowing Etc - Oetting Management Services Inc. Invoices dated 04/12/02 thru 10/01/03
         Roof Warranty - Duro-Last 15 Year Warranty # 003042 dated 11/09/95 Electric - Cinergy: Invoices dated 10/01/01 through 09/09/03

JACKSONVILLE, ILLINOIS

         Snow Maintenance Contract - Hembrough Inc - Fall 2003 thru Spring 2004 Lawn Maintenance: Hembrough Inc - 2003 Service Contract dated 03/27/03 Parking Lot Sweeping - Walker's Sweeping Service - Invoices dated 04/2002 thru 08/2003
         Alarm Monitoring - Central Illinois Security Invoices dated 05/01/02 to 09/01/03
         Utilities -- Neff-Colvin General Contractors: Invoices dated 04/16/02 to 07/14/03
         Roof Warranty - Duro-Last 15 Year Warranty # 159854 dated
         09-28-95
         Electric - Illinois Power: Invoices dated 03/21/01 to 09/15/03
         Water & Sewer - Municipal Utilities/City of Jacksonville: Invoices dated 02/15/01 to 08/29/03

LITTLE FALLS, MINNESOTA

         Snow Maintenance Contract - Richard's Lawn & Garden Service - Fall 2003 thru Spring 2004
         Snow Maintenance Contract - Richard's Lawn & Garden Service - Fall 2001 thru Spring 2002 with Renewal letter dated 10/15/02 and invoices dated 12/01/02 to 03/01/03
         Parking Lot Sweeping, Lawn Mowing Etc - Richard's Lawn & Garden Service Work Order dated 05/10/02 to 10/14/02 and 04/21/02 thru 08/12/03
         Roof Warranty - Duro-Last 15 Year Limited Warranty # RD008439 beginning 10/25/96 Paid by tenants

ONTARIO, OHIO

         Snow Maintenance Contract - Hicks Sweeping - Fall 2003 thru Spring 2004 Parking Lot Sweeping - Phil Hicks Sweeping & Snow plowing - Invoices dated 01/01/03 thru 09/01/03
         Fire Line - Sprint: Invoices dated 05/10/02 to 09/10/03
         Roof Warranty - Duro-Last 15 Year Warranty # DL211900 dated 03-09-98 Roof Warranty - Duro-Last 15 Year Warranty # 74870 dated 07-28-93 Electric - Ohio Edison: Invoices dated 03/19/01 to 09/17/03
         Water & Sewer - Village of Ontario: Invoices dated 09/04/01 to 12/04/01

OWOSSO, MICHIGAN

         Snow Maintenance Contract - Sunburst Garden, Inc. - Fall 2003 thru Spring 2004
         Snow & Lawn Maintenance: Sunburst Garden, Inc. - Invoices dated 01/10/03 through 08/19/03
         Parking Lot Sweeping: Curbco: Invoices dated 07/07/03 to 09/03/03

                               Exhibit C - Page 3

         Roof Warranty - Duro-Last 15 Year Warranty # 102654 dated 09-23-94 Roof Warranty - Duro-Last 15 Year Warranty # DL76900 dated 11-18-93 Electric - Consumer Energy: Invoices dated 04/02/01 to 09/30/03 Township Utility Authority: Owosso Twp-Caledonia Twp Utility Dept:
         Invoice dated 04/01/03 to 09/30/03

STURGIS, MICHIGAN

         Snow Maintenance Contract - Boo Boo's Lawn & Snowplowing - Fall 2003 thru Spring 2004
         Lawn Maintenance: Foster's Lawn Care & Snowplowing - Invoices dated 04/28/02 through 10/27/02 and 04/25/03 to 09/25/03
         Roof Warranty - Duro-Last 15 Year Warranty # DL94780 dated 06-01-94 Electric - City of Sturgis: Invoices showing usage from Mar/Apr 2001 through 09/09/03

                                Exhibit C - Page 4

                                    EXHIBIT D

                                    RENT ROLL

[To be attached.]

                               Exhibit D - Page 1

                                    EXHIBIT E

                            ENVIRONMENTAL ASSESSMENTS

BENTON HARBOR, MICHIGAN

         Phase I Environmental Site Assessment report prepared by Abonmarche Environmental Inc. dated April 28,1998.
         Addendum to Phase I ESA report prepared by Abonmarche Environmental Inc. dated May 22,1998.
         Phase I Environmental Site Assessment prepared by The Mannik & Smith Group, Inc. dated September 30,2002.

CHAMPAIGN, ILLINOIS

         Phase I Environmental Site Assessment prepared by Abonmarche Environmental Inc. dated April 24,1998.
         Addendum to the Phase I ESA Report prepared by Abonmarche Environmental Inc. dated May 27,1998.
         Phase I Environmental Site Assessment prepared by The Mannik & Smith Group, Inc. dated November 27, 2002.
         Potential Phase II ESA Activities and Supplemental Services letter submitted by The Mannik & Smith Group, Inc. dated January 16,2003. Subsurface Investigation Report prepared by The Mannik & Smith Group, Inc. dated April 30, 2003.

CHANUTE, KANSAS

         Phase I Environmental Site Assessment prepared by Abonmarche Environmental Inc. dated April 24,1998.
         Addendum to Phase I ESA Report prepared by Abonmarche Environmental Inc. dated May 27,1998.
         Phase I Environmental Site Assessment prepared by The Mannik & Smith Group, Inc. dated October 25,2002.

CRAWFORDSVILLE, INDIANA

         Phase I Environmental Site Assessment report prepared by Abonmarche Environmental Inc. dated April 24,1998.
         Addendum to Phase I ESA report prepared by Abonmarche Environmental Inc. dated May 27, 1998.
         Phase I Environmental Site Assessment prepared by The Mannik & Smith Group, Inc. dated November 15,2002.


                               Exhibit E - Page 1

DECATUR, ILLINOIS

         Phase I Environmental Site Assessment report prepared by Abonmarche Environmental Inc. dated April 24,1998.
         Addendum to Phase I ESA report prepared by Abonmarche Environmental Inc. dated May 27,1998.
         Phase I Environmental Site Assessment prepared by Abonmarche Environmental Inc. dated March 29,1999.
         Phase I Environmental Site Assessment prepared by The Mannik & Smith Group, Inc. dated November 1, 2002.
         Proposal for Limited Subsurface Investigation prepared by The Mannik & Smith Group, Inc. dated January 16,2003.
         Revision to Phase I ESA prepared by The Mannik & Smith Group, Inc. dated April 3, 2003.

DECATUR, INDIANA

         Phase I Environmental Site Assessment report prepared by Abonmarche Environmental Inc. dated April 28, 1998.
         Addendum to Phase I ESA report prepared by Abonmarche Environmental Inc. dated May 22, 1998.
         Phase I Environmental Site Assessment prepared by The Mannik & Smith Group, Inc. dated November 8, 2002.

EL DORADO, KANSAS

         Phase I Environmental Site Assessment report prepared by Abonmarche Environmental Inc. dated April 24,1998.
         Addendum to Phase I ESA report prepared by Abonmarche Environmental Inc. dated May 27,1998.
         Phase I Environmental Site Assessment prepared by The Mannik & Smith Group, Inc. dated October 25,2002.

HUNTINGTON, INDIANA

         Phase I Environmental Site Assessment report prepared by Abonmarche Environmental Inc. dated April 28,1998.
         Addendum to Phase I ESA report prepared by Abonmarche Environmental Inc. dated May 22,1998.
         Phase I Environmental Site Assessment prepared by The Mannik & Smith Group, Inc. dated November 8,2002.

JACKSONVILLE, ILLINOIS

         Phase I Environmental Site Assessment report prepared by Abonmarche Environmental Inc. dated April 24,1998.
         Addendum-to Phase I FSA report prepared by Abonmarche Environmental Inc. dated May 27, 1998.

                               Exhibit E - Page 2

         Phase I Environmental Site Assessment prepared by The Mannik & Smith Group, Inc. dated October 25,2002.

LITTLE FALLS, MINNESOTA

         Phase I Environmental Site Assessment report prepared by Abonmarche Environmental Inc. dated April 24,1998.
         Addendum to Phase I ESA report prepared by Abonmarche Environmental Inc. dated May 28,1998.
         Phase I Environmental Site Assessment prepared by The Mannik & Smith Group, Inc. dated October 15,2002.
         Potential Phase II Activities and Supplemental Services letter from The Mannik & Smith Group, Inc. dated December 18,2002.
         Resolution of Potential Former Residential Heating Oil Tank as a REC letter from The Mannik & Smith Group, Inc. dated January 6, 2003.

ONTARIO, OHIO

         Phase I Environmental Site Assessment report prepared by Abonmarche Environmental Inc. dated April 30,1998.
         Addendum to Phase I ESA report prepared by Abonmarche Environmental Inc. dated May 22,1998.
         Phase I Environmental Site Assessment prepared by The Mannik & Smith Group, Inc. dated October 15,2002.

OWOSSO, MICHIGAN

         Phase I Environmental Site Assessment report prepared by Abonmarche Environmental Inc. dated April 27,1998.
         Addendum to Phase I ESA report prepared by Abonmarche Environmental Inc. dated May 22,1998.
         Phase I Environmental Site Assessment prepared by The Mannik & Smith Group, Inc. dated September 30,2002.

STURGIS, MICHIGAN

         Phase I Environmental Site Assessment report prepared by Abonmarche Environmental Inc. dated April 29, 1998.
         Addendum to Phase I ESA report prepared by Abonmarche Environmental Inc. dated May 28, 1998.
         Phase I Environmental Site Assessment prepared by The Mannik & Smith Group, Inc. dated September 30,2002.

                               Exhibit E - Page 3

                                    EXHIBIT F

                                  ESTOPPEL FORM

                                     [Date]

                  To: D. J. Christie, Inc., or its assigns ("Buyer") Wells Fargo Bank ("Lender")

Re: Lease dated ___________________, ______ (the "Lease") executed between ____________________, as landlord, and_____________ ("Tenant"), for those premises located at______________________

         Gentlemen:

         The undersigned Tenant understands that you or your assigns intend to acquire that property located in_____________________________________commonly known as ____________________________(the "Property"), from Malan Midwest, L.L.C. ("Landlord"). The undersigned Tenant does hereby certify to you as follows:

                  A. The Lease consists only of the documents identified in items 1 and 2 on Schedule A attached hereto ("Schedule A").

                  B. The Lease is in full force and effect and has not been modified, supplemented, or amended except as indicated in Item 2 on Schedule A.

                  C. Tenant has not given Landlord written notice of any dispute between Landlord and Tenant, and there are no uncured defaults on the part of Landlord under the Lease or any events that have occurred that, with the giving of notice or the passage of time, or both, would result in a default by Landlord under the Lease.

                  D. Tenant does not claim any offsets or credits against rents payable under the Lease.

                  E. Tenant has not paid a security or other deposit with respect to the Lease, except as shown in Item 3 on Schedule A.

                  F. The current base rent, percentage rent and operating cost reimbursements under the Lease is as shown in Item 4 on Schedule A.

                  G. Tenant has not paid any rentals in advance except for the current month of __________ 200_, and there is no free rent or other concession remaining under the Lease.

                  H. The term of the lease will terminate on the dates indicated in Item 5 on Schedule A. There are no rights to renew or extend the initial term of the Lease, except as set forth in Item 5 on Schedule A.

                               Exhibit F - Page 1

                  I. Except as shown in Item 6 on Schedule A, Tenant has no right of first refusal or option to lease space in addition to the premises demised under the Lease.

                  J. Except as shown in Item 6 on Schedule A, Tenant has no right of first refusal or option to purchase the Property or any part thereof.

                  K. Tenant is not the subject of a bankruptcy case or any other insolvency proceeding and does not presently contemplate filing for relief under the Bankruptcy Code or any other debtor relief law.

                  L. Landlord has completed all construction and Landlord has no current obligation to pay for any tenant improvements or allowances, except as set forth in Item 7 on Schedule A.

                  M.       Tenant is in possession under the terms of the Lease.

                  N. The person executing this certification is duly authorized to execute the same on behalf of Tenant, and this certificate is and shall be binding on the Tenant, its successors and assigns.

                  O. Tenant acknowledges that Buyer and Lender will rely on the statements contained herein in purchasing the property which is the subject of this Lease. This certification is for the benefit of the Buyer, and its successors and assigns, and any lender of Buyer or its successors and assigns.

                                                ________________________________
                                                By:_____________________________
                                                Title: _________________________

                               Exhibit F - Page 2

                                   SCHEDULE A

1.       Lease:

         Landlord:           ________________________
         Tenant:             ________________________
         Premises            ________________________
         Date:               ________________________

2.       Modifications and/or Amendments

         (a)      Date:      ________________________
         (b)      Date:      ________________________
         (c)      Date:      ________________________

3.       Security Deposit
         (currently held by
         Landlord)          $________________________

4.       Monthly Base Rent
         for current term
         of Lease           $________________________

         Percentage Rent     ________________________%

         Operating Cost
         Reimbursement      $________________________ per month for current year

5.       Commencement Date   ________________________
         Expiration Date     ________________________
         Renewal Options:    ________________________

6.       Right of First Refusal       to Lease        to Purchase
         or option                  ___________        ___________
         (if none, state "None")

         If "yes", does such right or option still exist or has such right or option been exercised or waived?

         Still Exists _______      Exercised _________     Waived  ___________

7.       Unpaid Tenant Improvements or Allowances ______________________________
         _______________________________________________________________________

                              Schedule A - Page 1

                                    EXHIBIT G

                            JOINT ESCROW INSTRUCTIONS

         This ESCROW AGREEMENT (the "Escrow Agreement") is made and entered into on this____________day of July, 2003, by and among Malan Midwest, L.L.C., a Michigan limited liability company ("Seller"), D. J. Christie, Inc. ("Buyer"), and Commonwealth Land Title Insurance Company ("Escrow Agent").

                                    RECITALS

         Seller and Buyer have entered into that certain Purchase and Sale Agreement dated of even date herewith, (the "Agreement"), providing for the sale by Seller of the Property described in the Agreement (collectively, the "Properties"): and

         The parties wish to enter into this Escrow Agreement to provide for (1) the holding and disposition of the earnest money under the Agreement, and (2) the closing of the transactions contemplated by the Agreement; and

         Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

         NOW, THEREFORE, in consideration of the mutual undertakings hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

         1. On or before__________200_, Buyer shall deliver to Escrow Agent funds in the amount of $100,000 (the "Initial Earnest Money").

         2. On or before January 6, 2004 at 5:00 p.m. (Chicago time) (the "Approval Date") Buyer may deliver to Escrow Agent a notice in the form of
Schedule 1 attached hereto that Buyer has elected to terminate the Agreement pursuant to its terms (the "Termination Notice"). In the event that Buyer shall deliver to Escrow Agent the Termination Notice on or before the Approval Date, Escrow Agent shall promptly deliver to Buyer the Earnest Money, together with all interest earned thereon, and this Escrow Agreement shall terminate. If Buyer elects to proceed with the purchase, Buyer shall also deposit with the Escrow Agent no later than January 6, 2004, the additional sum of $50,000 (the "Additional Earnest Money") to be added to the Initial Earnest Money (collectively, the "Earnest Money"). In the event Buyer either (i) fails to notify the Seller of the Buyer's election to terminate the Agreement prior to the Approval Date; or (ii) fails to deposit the Additional Earnest Money as required in accordance with the terms of the Agreement, Escrow Agent shall promptly deliver to Buyer the Earnest Money, together with all interest earned thereon, and this Escrow Agreement shall terminate.

         3. Unless terminated pursuant to Paragraph 2 above, on the applicable Closing Dates set forth in the Agreement, the respective parties shall perform the following obligations:

                                Exhibit G - Page 1

                  (a) Seller will deposit or will cause to be deposited with the Escrow Agent the documents required by Section 8(C) of the Agreement.

                  (b) Buyer will deposit or will cause to be deposited the following:

                           (i) Those documents required by Section 8(D) of the Agreement; and

                           (ii) Wire transfer of funds in the amount required to close as shown on the Closing Statement (as hereinafter defined), pursuant to the wire transfer instructions as shown on Schedule 2 attached hereto.

                  (c) Buyer and Seller (or their respective attorneys) will jointly deposit a Closing and Proration Statement (the "Closing Statement").

         4.       When Escrow Agent has received all of the deposits listed in
Section 3 above and is prepared to issue Commonwealth Land Title Insurance Company Owner's Policies of Title Insurance ("Title Policies") having effective dates as of the date the Deeds are recorded, in the amount of the Allocated Purchase Price and insuring the title of Buyer in the applicable Property in accordance with instructions of Buyer, Escrow Agent is then authorized and instructed to proceed as follows:

                  (a)      Record the Deeds.

                  (b) Pay the disbursements as shown on the Closing Statement from the funds deposited by Buyer.

                  (c) Deliver to Buyer the Title Policies, the recorded Deeds, one original of each Assignment and Assumption, and where available originals of all other Closing Documents and when not, copies thereof.

                  (d) Deliver to Seller one original of each Assignment and Assumption and copies of all other deposits made hereunder.

         5. In the event all escrow deposits have not been received or if Escrow Agent is not prepared to issue the Title Policies or to comply with the other instructions contained herein on or before 5:00 p.m. on the Closing Date, Escrow Agent is hereby authorized and directed to continue to comply with this Escrow Agreement until it has received a written demand from any party hereto for the return of the deposits made hereunder by said party. Upon receipt of such demand, Escrow Agent is hereby authorized and directed to return to the party making such demand the deposits made by such party without notice to any other party and may return all remaining deposits to the respective depositors thereof, except that, notwithstanding the terms hereof, (A) joint deposits shall be retained by Escrow Agent, until it receives a joint instruction executed by Buyer and Seller, and (B) the Earnest Money, together with interest earned thereon, shall be retained by Escrow Agent, until it receives a joint instruction executed by Buyer and Seller. Notwithstanding the foregoing, if the Deeds have not been recorded, then prior to returning any deposits to Buyer, Escrow Agent must receive and record quit claim deeds of reconveying the Properties to the grantor in the Deeds deposited by Seller, and Escrow Agent must be prepared to issue owners policies of title insurance in the amount stated herein insuring

                               Exhibit G - Page 2
the title of Seller, free and clear of acts done or suffered by or judgments against Buyer. Seller shall pay for the recording of the reconveyance deeds and the title policies.

         6. Escrow Agent shall invest all funds held hereunder in such investments, or types thereof, as shall be designated in writing by Seller and Buyer. If no investments are specifically designated by Seller and Buyer, then the funds shall be held by Escrow Agent in an interest bearing account, in a financial institution which has FDIC insurance covering up to [$100,000] of such funds. Interest shall accrue to the benefit of Buyer, except as otherwise provided in the Agreement.

         7. It is agreed that the Escrow Agent shall have no obligation or liability hereunder except as a depository to retain the cash which may be deposited with it hereunder and to dispose of the same in accordance with the terms hereof, so long as it acts in a good faith and in a commercially reasonable manner. The Escrow Agent shall be entitled to rely and act upon any written instrument received by it from either party, and if a corporation, purporting to be executed by an officer thereof, and if a partnership, purporting to be executed by a general partner thereof and if a limited liability company, purporting to be executed by an officer, member or manager and Escrow Agent shall not be required to inquire into the authority of such officer or partner or the correctness of the facts stated in said instrument. By acceptance of this agreement, Escrow Agent agrees to use its best judgment and good faith in the performance of any of its obligations and duties under this Agreement and shall incur no liability to any person for its acts or omissions hereunder, except for those acts or omissions which may result from its gross negligence or willful misconduct. Upon disposition by the Escrow Agent, in accordance with the terms hereof, of the cash deposited with the Escrow Agent hereunder, the Escrow Agent shall be fully and finally released and discharged from any and all duties, obligations, and liabilities hereunder.

         8. The Escrow Agent shall be reimbursed for any reasonable expenses incurred by it hereunder, including the reasonable fees of any attorneys which it may wish to consult in connection with the performance of its duties hereunder. Such compensation and expenses shall be paid and reimbursed to the Escrow Agent one-half by Buyer and one-half by Seller.

         9. In the event of a dispute between any of the parties hereto as to their respective rights and interests hereunder, the Escrow Agent shall be entitled to hold any and all cash then in its possession hereunder until such dispute shall have been resolved by the parties in dispute and the Escrow Agent shall have been notified by instrument jointly signed by all of the parties in dispute, or until such dispute shall have been finally adjudicated by a court of competent jurisdiction.

         10. Any notice which any party may be required or may desire to give hereunder shall be deemed to be given as and when and in accordance with the Agreement (and if to Escrow Agent sent to the address set forth below), or to such other address as a party hereto may designate by a notice to the other parties.

         11. The Escrow Agent hereby consents and agrees to all of the provisions hereof, and agrees to accept, as Escrow Agent hereunder, all cash and documents deposited hereunder, and

                               Exhibit G - Page 3
agrees to hold and dispose of said cash and documents deposited hereunder in accordance with the terms and provisions hereof.

         12. This Escrow Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

         13. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         14. A facsimile or photocopy signature on this Escrow Agreement, any amendment hereto or any notice delivered hereunder shall have the same legal effect as an original signature.

                            [Signature Page Follows]

                              Exhibit  G - Page 4

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed the day and year first above written.

                                            SELLER:

                                            MALAN MIDWEST, L.L.C.

                                            BY:  MALAN MIDWEST ONE CORP., ITS
                                                 MANAGING MEMBER

                                            By:_________________________________
                                               Name:____________________________
                                               Its: ____________________________

                                            BUYER:

                                            D. J. CHRISTIE, INC.

                                            By:_________________________________
                                               Name:____________________________
                                               Its: ____________________________

ESCROW AGENT:

COMMONWEALTH LAND TITLE
INSURANCE COMPANY

By:    _______________________
Its:   Authorized Agent

                               Exhibit G - Page 5

                         SCHEDULE 1 TO ESCROW AGREEMENT

                               TERMINATION NOTICE

State of_________________)
                         )  SS.
County of______________  )

         The undersigned, having been first sworn, does hereby affirm, depose and state that _________________________, as Buyer under that certain Purchase and Sale Agreement dated________________, 2003 providing for the sale of property commonly known as _________________________ has terminated the Agreement pursuant to Paragraph 6(e) thereof.

         The undersigned hereby demands return of all earnest money deposited under the Agreement, including interest thereon, in accordance with the Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Affidavit on this ____ day of_________, 2003.

                                            BUYER:

                                            D. J. CHRISTIE, INC.

                                            By:_________________________________
                                               Name:____________________________
                                               Its: ____________________________

                    Schedule 1 to Escrow Agreement - Page 1

                         SCHEDULE 2 TO ESCROW AGREEMENT

                           WIRE TRANSFER INSTRUCTIONS

                       LANDAMERICA FINANCIAL GROUP, INC.
                          National Commercial Services
                  1050 Wilshire Drive, Suite 310 Troy, MI 48084
                     Phone: (248)649-1555 Fax: (248)649-1626

                           WIRE TRANSFER INSTRUCTIONS

WIRE TO:        COMERICA BANK, DETROIT, MI

                ABA NUMBER: 072000096

                LANDAMERICA FINANCIAL GROUP, INC. -- NCS

                ACCOUNT NUMBER: 1851230431

LOCATION NUMBER: 00422

PLEASE REFERENCE OUR CASE NUMBER ON ALL WIRES_______

CUTOFF TIME FOR
WIRES IS 4:00 P.M.

                    Schedule 2 to Escrow Agreement - Page 1

                                    EXHIBIT H

                              SPECIAL WARRANTY DEED

STATE OF____________________

COUNTY OF  ___________________

         KNOW ALL MEN BY THESE PRESENTS THAT Malan Midwest, L.L.C., a Michigan limited liability company ("Grantor"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) cash and other good and valuable consideration to Grantor paid by ____________________, a ______________, having an address of
("Grantee"), the receipt and sufficiency of which is hereby acknowledged, has GRANTED, BARGAINED, SOLD and CONVEYED and by these presents does GRANT, BARGAIN, SELL AND CONVEY unto Grantee (i) all of that certain tract or parcel of land commonly known as the ____________________ and legally described on Exhibit A attached hereto, together with all improvements thereon and rights and appurtenances with respect thereto, including but not limited to all rights of way, tenements, hereditaments, easements, minerals and mineral rights, water and water rights, utility capacity and appurtenances, if any, in any way belonging or appertaining to the land and the improvements and (ii) all of Grantor's right, title and interest in and to all adjoining streets, alleys, private roads, parking areas, curbs, curb cuts, sidewalks, landscaping, signage, sewers and public ways and rights and interests relating thereto (the "Premises").

         This conveyance is made subject to all matters described on Exhibit B attached hereto.

         TO HAVE AND TO HOLD the Premises, together with all and singular the rights and appurtenances thereto in anywise belonging unto Grantee and Grantee's successors and assigns forever; and it is agreed that Grantor and Grantor's successors and assigns are hereby bound to warrant and forever defend, all and singular, the Premises, unto Grantee and Grantee's successors and assigns against every person whomsoever lawfully claiming or to claim the same, or any part thereof by, through or under Grantor, but not otherwise.

         Executed as of the day of________, 2003.

                                      MALAN MIDWEST, L.L.C., a Michigan
                                      limited liability company

                                      By:  MALAN MIDWEST ONE CORP.,
                                           a Michigan corporation, its managing
                                           member

                                      By:  ___________________________________
                                      Name: __________________________________
                                      Its: ___________________________________

                               Exhibit H - Page 1

STATE OF  ______________

COUNTY OF ______________

         THIS INSTRUMENT was acknowledged before me on_____________ , 2003, by _________________, the _________________ of Malan Midwest One Corp., the
managing member of Malan Midwest, L.L.C., who executed the instrument on behalf of said limited liability company.

                                      Notary Public in and for
                                      The State of_________________

                                      My Commission Expires:
                                      _____________________________

This Instrument was prepared by and upon recording should be returned to:

Foley & Lardner
321 North Clark Street, Suite 2800
Chicago, Illinois 60610
Attention: Elizabeth Corey, Esq.

                               Exhibit H - Page 2

                       EXHIBIT A TO SPECIAL WARRANTY DEED
                               LEGAL DESCRIPTION

                  Exhibit A to Special Warranty Deed - Page 1

                       EXHIBIT B TO SPECIAL WARRANTY DEED
                              PERMITTED EXCEPTIONS

                  Exhibit B to Special Warranty Deed - Page 1

                                    EXHIBIT I

                                  BILL OF SALE

         Malan Midwest, L.L.C., a Michigan limited liability company ("Seller"), in consideration of the sum of Ten and No/100 Dollars ($10.00), in hand paid, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, does hereby sell, assign, transfer, and set over to ______, a ______________________ ("Buyer") (i) all equipment, fixtures and personal property owned by Seller and located at or used in connection with the ownership, operation and maintenance of the real estate commonly known as _______________ and legally described on Exhibit A attached hereto, including without limitation, all heating, lighting, air conditioning, ventilating, plumbing, electrical or other mechanical equipment, furniture, furnishings, carpeting, appliances, tools, inventory, supplies, signs, draperies and other equipment and personal property at such real estate, and (ii) the equipment, fixtures and personal property listed in Exhibit B attached hereto (the "Personal Property").

         EXCEPT AS OTHERWISE SET FORTH IN ANY OF THE REPRESENTATIONS OR WARRANTIES CONTAINED IN THE PURCHASE AND SALE AGREEMENT BETWEEN SELLER AND BUYER DATED AS OF _______________, 2003, SELLER HEREBY DISCLAIMS, AND BUYER HEREBY WAIVES ANY AND ALL WARRANTIES OF MERCHANTABILITY OR WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PERSONAL PROPERTY BEING TRANSFERRED BY THIS INSTRUMENT.

         EXECUTED this__________________day of______, 2003.

                                      MALAN MIDWEST, L.L.C., a Michigan
                                      limited liability company

                                      By:   MALAN MIDWEST ONE CORP.,
                                            a Michigan corporation, its managing
                                            member

                                      By:  ____________________________________
                                      Name: ___________________________________
                                      Its: ____________________________________

                               Exhibit I - Page 1

                            EXHIBIT A TO BILL OF SALE
                                LEGAL DESCRIPTION

                       Exhibit A to Bill of Sale - Page 1

                            EXHIBIT B TO BILL OF SALE
                                PERSONAL PROPERTY

                       Exhibit B to Bill of Sale - Page 1

                                    EXHIBIT J

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement'") is entered into as of this__________day of_____________, 2003 by and between Malan Midwest, L.L.C., a Michigan limited liability company ("Assignor") and ______________, a ____________________("Assignee").

         WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated_______________, 2003 (the "Underlying Agreement"), pursuant to which Assignor has agreed to assign to Assignee its right, title and interest in certain Assigned Property (defined below). Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Underlying Agreement.

         WHEREAS, pursuant to the Underlying Agreement, Assignee has agreed to assume all of Assignor's rights and obligations with respect to the Assigned Property in accordance with the terms hereof.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee do hereby agree as follows:

         1. Assignor hereby sells, transfers, conveys, assigns and sets over unto Assignee the following described property (collectively, the "Assigned Property"):

         (a) All of Assignor's right, title and interest, as lessor, in and to all leases, licenses and other agreements (collectively, "Leases") to occupy all or any portion of the real estate described on Schedule 1 attached hereto (the "Property"), including without limitation, the Leases listed on Schedule 2 attached hereto together with all rents due, or to become due under each such lease, license and agreement on or after the date hereof and all guaranties by third parties of the tenants' obligations thereunder;

         (b) all refundable lease security deposits under the Leases (to the extent sums are being paid to Assignee on the date hereof);

         (c) all of Assignor's right, title and interest in and to all contracts, agreements, guarantees, warranties and indemnities, written or oral, affecting the ownership, operation, management and maintenance of the Property listed on Schedule 3 attached hereto (collectively, the "Contracts");

         (d) to the extent assignable without the payment of any fee or the occurrence of any obligation, or the execution of any documents (other than this Assignment and Assumption) which create liability or reserve against the Assignor, all of Assignor's right, title and interest in and to all (i) to the extent in Assignor's possession or control, plans, models, drawings, specifications, blueprints, surveys, engineering reports, environmental reports and other technical descriptions or materials relating in any way to the Property, and (ii) licenses, franchises, certificates, occupancy and use certificates, permits, authorizations, consents, variances, waivers, approvals and the like from any federal, state, county, municipal or other governmental or quasi-

            Exhibit J - Assignment and Assumption Agreement - Page 1 governmental body, agency, department, board, commission, bureau or other entity or instrumentality affecting the ownership, operation or maintenance of the Property, including without limitation the items listed on Schedule 4 attached hereto; and

         (e) to the extent assignable, all of Assignor's right, title and interest in and to all designs, plans, drawings, specifications, and other intangible property used by Assignor in connection with the ownership, operation and maintenance of the Property.

         2. Assignor does hereby covenant with Buyer that at the time of delivery of this Assignment and Assumption, the Leases and Contracts are free from all encumbrances made by Assignor and that Assignor will warrant and defend the same against the lawful claims and demands of all persons claiming by, through or under Assignor, but against none other. Except as to the special warranty of title and any representation and warranty expressly set forth in the Underlying Agreement between Assignor and Assignee, the Assigned Property is conveyed "as is" and Assignor makes no warranty with respect thereto; provided, however, that the representations and warranties made in the Underlying Agreement are ratified and restated as of the date hereof and shall survive for a period of six (6) months.

         3. Assignee hereby accepts the foregoing assignment as of the date hereof and as of such date hereby assumes the performance of all the terms, covenants and conditions of the Assigned Property, including, without limitation, the obligation to return the refundable lease security deposits under the Leases to the extent the same are received as a credit at Closing, with respect to the period from and after the date hereof.

         4. Each of the parties hereby agrees to indemnify, defend and hold the other party harmless for any claim, loss, cost, expense or liability resulting from the breach of Assignor's or Assignee's respective obligations in paragraphs 2 and 3 above for a period of six (6) months from the Closing Date. In addition, Assignor hereby agrees to indemnify and hold Assignee harmless from and against any claim, loss, expense or liability resulting from Assignor's failure to perform all of the terms, covenants and conditions of the Assigned Property with respect to the period prior to the date hereof, and Assignee hereby agrees to indemnify and hold Assignor harmless from and against any claim, loss, expense or liability resulting from Assignee's failure to perform all of the terms, covenants and conditions of the Assigned Property with respect to the period beginning on the date hereof and thereafter.

         5. This Agreement may be executed in multiple counterparts, each of which, taken together shall constitute an original Agreement.

                            [Signature page follows.]

            Exhibit J - Assignment and Assumption Agreement - Page 2

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      ASSIGNOR:

                                      MALAN MIDWEST, L.L.C., a Michigan
                                      limited liability company

                                      By:  MALAN MIDWEST ONE CORP.,
                                           a Michigan corporation, its managing
                                           member

                                      By:  ____________________________________
                                      Name: ___________________________________
                                      Its: ____________________________________

                                      ASSIGNEE:

                                      By:  ____________________________________
                                           Name: ______________________________
                                           Its: _______________________________

            Exhibit J - Assignment and Assumption Agreement - Page 3

                     SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION

                                LEGAL DESCRIPTION

                Schedule 1 to Assignment and Assumption - Page 1

                     SCHEDULE 2 TO ASSIGNMENT AND ASSUMPTION

                                    RENT ROLL

                Schedule 2 to Assignment and Assumption - Page 1

                     SCHEDULE 3 TO ASSIGNMENT AND ASSUMPTION

                                    CONTRACTS

                Schedule 3 to Assignment and Assumption - Page 1

                     SCHEDULE 4 TO ASSIGNMENT AND ASSUMPTION

                                    LICENSES

                  Exhibit B to Special Warranty Deed - Page 1

                                    EXHIBIT K

                       BLOOMFIELD PORTFOLIO LOAN DOCUMENTS

                  For purposes of this exhibit, the term "Borrower" means Malan Midwest, L.L.C., and the term "Lender" means Bloomfield Acceptance Company, L.L.C.

Original Funding - May 29,1998

         1.       Loan Commitment dated May 8,1998;

         2.       Borrower's Request and Authorization for Rate Lock, dated May
                  27,1998;

         3.       Settlement Statement (Loan Closing);

         4.       Loan Agreement;

         5.       Mortgage Note for $ 18,000,000;

         6.       Mortgages:

                  A.       Crawfordsville, Indiana

                  B.       Decatur, Indiana

                  C.       Huntington, Indiana

                  D.       Benton Harbor, Michigan

                  E.       Owosso, Michigan

                  F.       Sturgis, Michigan

                  G.       Champaign, Illinois

                  H.       Jacksonville, Illinois

                  I.       Chanute, Kansas

                  J.       El Dorado, Kansas

                  K.       Little Falls, Minnesota

                  L.       Ontario, Ohio

         7.       Assignments of Leases and Rents:

                  A.       Crawfordsville, Indiana

                  B.       Decatur, Indiana

                  C.       Huntington, Indiana

                  D.       Benton Harbor, Michigan

                  E.       Owosso, Michigan

                  F.       Sturgis, Michigan

                  G.       Champaign, Illinois

                  H.       Jacksonville, Illinois

                  I.       Chanute, Kansas

                  J.       El Dorado, Kansas

                  K.       Little Falls, Minnesota

                  L.       Ontario, Ohio

                Schedule 4 to Assignment and Assumption - Page 1

         8.       Environmental And Hazardous Substance Indemnification
Agreement;

         9.       Guaranty from Malan Realty Investors, Inc.;

         10.      UCC Financing Statements:

                  A.       Crawfordsville, Indiana

                  B.       Decatur, Indiana

                  C.       Huntington, Indiana

                  D.       Benton Harbor, Michigan

                  E.       Owosso, Michigan

                  F.       Sturgis, Michigan

                  G.       Champaign, Illinois

                  H.       Jacksonville, Illinois

                  I.       Chanute, Kansas'

                  J.       El Dorado Kansas

                  K.       Little Falls, Minnesota

                  L.       Ontario, Ohio

         11.      Lockbox Agreement; and

         12.      Manager's Consent and Subordination of Management Agreement.

Amendment - April 15, 1999

         1.       Amended & Restated Loan Agreement;

         2.       Mortgage Note for $3,000,000 from Borrower to Lender;

         3.       Amended and Restated Note for $ 17,702,260.85 from Borrower to
Lender;

         4. Mortgage for Decatur, Illinois property given by Borrower to Lender;

         5.       Amended Mortgages/Deeds of Trust of each of the 12 other
Properties;

                  A.       Crawfordsville, Indiana

                  B.       Decatur, Indiana

                  C.       Huntington, Indiana

                  D.       Bentori Harbor, M

                  E.       Owosso, Michigan

                  F.       Sturgis, Michigan

                  G.       Champaign, Illinois

                  H.       Jacksonville, Illinois

                  I.       Chanute, Kansas

                  J.       El Dorado, Kansas

                  K.       Little Falls, Minnesota

                  L.       Ontario, Ohio

                Schedule 3 to Assignment and Assumption - Page 2

         6. Assignment of Leases and Rents from Borrower to Lender, concerning the Decatur, Illinois Property;

         7. Amended Assignment of Leases and Rents from Borrower to Lender for each of the 12 other Properties;

                  A.       Crawfordsville Indiana

                  B.       Decatur, Indiana

                  C.       Huntington Indiana

                  D.       Benton Harbor, Michigan

                  E.       Owosso, Michigan

                  F.       Sturgis, Michigan

                  G.       Champaign, Illinois

                  H.       Jacksonville, Illinois

                  I.       Chanute, Kansas

                  J.       El Dorado, Kansas

                  K.       Little Falls, Minnesota

                  L.       Ontario Ohio

         8. Amendment and Reaffirmation of Guaranty from Malan Realty Investors, Inc.;

         9.       Master Amendment to Loan Documents;

         10. Amended and Restated Manager's Consent and Subordination of Management Agreement executed by Borrower and Malan Realty Investors, Inc.

         11. Amended and Restated Manager's Consent and Subordination of Management Agreement, executed by Borrower and Malan Realty Investors, Inc.;

         12. (2) UCC-1 and (2) UCC-1 A Financing Statements from Borrower (as Debtor) to Lender (as Secured Party);

         13. Closing Letter between Lender and Borrower, with respect to various issues; and

         14.      Settlement Statement.

                Schedule 3 to Assignment and Assumption - Page 3